PURCHASE AND SALE AGREEMENT


                           Dated as of March 30, 1998

                                     Between

                        SEAGULL ENERGY E&P INC., AS BUYER

                                       and

                    The shareholders of BRG Petroleum, Inc.;

BRG 1998 Consolidated Limited Partnership, BRG 1997 Consolidated Limited Partnership, BRG 1996-I Oil & Gas Limited Partnership, BRG 1996-II Oil & Gas Income Fund Limited Partnership, BRG 1993-I Oil and Gas Limited Partnership, BRG 1992-I Oil & Gas Income Fund Limited Partnership, BRG 1990-II Oil and Gas Limited Partnership and BRG 1989-II Oil & Gas Income Fund Limited Partnership; and

     The participants in the BRG 1997-I Oil and Gas Program,

                                   AS SELLERS

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I  DEFINITIONS AND INTERPRETATION....................................1
          1.1    Definitions.................................................1
          1.2    Interpretation.............................................12

ARTICLE II  PURCHASE AND SALE; PURCHASE PRICE; EARNEST MONEY................12
          2.1    Purchase and Sale..........................................12
          2.2    Purchase Price; Earnest Money..............................13
          2.3    Payment of Earnest Money...................................13
          2.4    Allocation and Adjustment of Purchase Price................14
          2.5    Purchase Price Adjustments.................................14
          2.6    Calculation of Closing Statement...........................15
          2.7    Adjusted Working Capital and Gas Balancing Reconciliation..16

ARTICLE III  CLOSING........................................................17
          3.1    Closing Date...............................................17
          3.2    Sellers' Deliveries........................................17

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS........................18
          4.1    Ownership of Shares; Organization and Authority............19
          4.2    No Conflict................................................20
          4.3    Organization and Capital Structure of BRG..................21
          4.4    Subsidiaries...............................................21
          4.5    Financial Statements.......................................22
          4.6    Absence of Material Adverse Effect.........................22
          4.7    Compliance with Agreements.................................23
          4.8    Taxes......................................................24
          4.9    Governmental Permits.......................................25
          4.10   No Default.................................................25
          4.11   Environmental Matters......................................25
          4.12   Books and Records..........................................26
          4.13   Oil and Gas Properties.....................................27
          4.14   Compliance with Requirements of Laws.......................27
          4.15   Payments...................................................27
          4.16   Benefit Plans..............................................27
          4.17   Litigation.................................................29
          4.18   Insurance..................................................29
          4.19   Gas Imbalances.............................................29
          4.20   Public Utility Holding Company Act.........................30
          4.21   Investment Company Act.....................................30

          4.22   Wells......................................................30
          4.23   Condition of Equipment.....................................30
          4.24   Evaluation Data............................................30
          4.25   Interaffiliate Transactions and Relationships..............31
          4.26   Well Status................................................31
          4.27   Section 29 Status of Certain Properties....................31
          4.28   Liabilities; Indebtedness..................................32
          4.29   No Material Misstatements or Omissions.....................32
          4.30   Bankruptcy.................................................32
          4.31   Representations Apply to Subsidiaries of BRG...............32
          4.32   Allocation of Purchase Price...............................32
          4.33   BRG 1997-I Oil and Gas Program Funds.......................32

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER...........................32
          5.1    Organization of Buyer......................................32
          5.2    Authority of Buyer.........................................33
          5.3    No Conflict................................................33
          5.4    No Finder..................................................33
          5.5    Investment Representation..................................33
          5.6    Financial Ability..........................................33

ARTICLE VI ACTIONS PRIOR TO THE CLOSING DATE................................34
          6.1    Investigation of the Company by Buyer......................34
          6.2    Preserve Accuracy of Representations and Warranties........34
          6.3    Consents to Third Parties; Governmental Approvals..........34
          6.4    Excluded Assets............................................35
          6.5    BRG .......................................................35
          6.6    Covenants Regarding Employee Benefit Plan and Employees....36
          6.7    Other Interim Covenants....................................36
          6.8    Title Defects..............................................38
          6.9    Audited Financials.........................................40

ARTICLE VII ADDITIONAL AGREEMENTS...........................................40
          7.1    Access to Records after Closing............................40
          7.2    Confidentiality Agreement..................................40
          7.3    No Public Announcement.....................................41
          7.4    Expenses and Sales Taxes...................................41
          7.5    Further Assurances.........................................41
          7.6    Change of Corporate Name...................................41
          7.7    Indemnification of Sellers for Environmental Liabilities...42
          7.8    Tax Returns; Payments and Refunds..........................42
          7.9    Employee Relations and Benefits............................42
          7.10   Release and Indemnification of Resigning
                   Officers and Directors...................................43
          7.11  Insurance Coverage..........................................43

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES.................43
          8.1    Conditions to Buyer's Obligations..........................43
          8.2    Conditions to Sellers' Obligations.........................45

ARTICLE IX  TERMINATION.....................................................46
          9.1    Termination................................................46
          9.2    Notice of Termination......................................46
          9.3    Effect of Termination......................................46

ARTICLE X  GENERAL PROVISIONS...............................................47
          10.1   Survival of Representations, Warranties,
                   Covenants nad Agreemtns/Indemnities......................47
          10.2   No Reliance................................................50
          10.3   Notices....................................................50
          10.4   Representation of Sellers by Sellers' Representative.......51
          10.5   Successors and Assigns.....................................52
          10.6   Entire Agreement; Amendments...............................52
          10.7   Waivers....................................................53
          10.8   Partial Invalidity.........................................53
          10.9   Execution in Counterparts..................................53
          10.10  Governing Law..............................................53
          10.11  Certain Individuals........................................53

EXHIBIT A - Form of Conveyance, Assignment and Bill of Sale

Schedule 2.4       - Allocation of Purchase Price
Schedule 4.2       - No Conflict
Schedule 4.3       - Organization and Capital Structure of BRG
Schedule 4.5       - Financial Statements of BRG and the BRG Partnerships
Schedule 4.6       - Absence of Material Adverse Effect
Schedule 4.7       - Material Agreements
Schedule 4.8       - Taxes
Schedule 4.9       - Governmental Permits
Schedule 4.11      - Environmental Matters
Schedule 4.13      - Oil and Gas Properties
Schedule 4.14      - Compliance With Requirements of Laws
Schedule 4.15      - Payments
Schedule 4.16      - Benefit Plans
Schedule 4.17      - Litigation
Schedule 4.18      - Insurance
Schedule 4.19      - Gas Imbalances
Schedule 4.25      - Interaffiliate Transactions and Relationships
Schedule 4.26      - Plugging and Abandonment Obligations

Schedule 4.27      - Section 29 Wells
Schedule 4.28      - Undisclosed Liabilities
Schedule 6.4       - Excluded Assets
Schedule 7.9       - Severance Plan
Schedule 10.1      - Principal Sellers

                           PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT, dated as of March30, 1998, is between Seagull Energy E&P Inc. ("Buyer"); and the shareholders of BRG Petroleum, Inc., an Oklahoma corporation ("BRG") listed on the signature page hereto (being hereinafter collectively called the "BRG Shareholders"); BRG 1998 Consolidated Limited Partnership, BRG 1997 Consolidated Limited Partnership, BRG 1996-I Oil & Gas Limited Partnership, BRG 1996-II Oil & Gas Income Fund Limited Partnership, BRG 1993-I Oil and Gas Limited Partnership, BRG 1992-I Oil & Gas Income Fund Limited Partnership, BRG 1990-II Oil and Gas Limited Partnership and BRG 1989-II Oil & Gas Income Fund Limited Partnership (being hereinafter collectively called the "BRG Partnerships"); and the participants in the BRG 1997-I Oil and Gas Program ("1997-I Program Participants") (BRG Shareholders, BRG Partnerships and 1997-I Program Participants being hereinafter collectively called "Sellers").

                             PRELIMINARY STATEMENTS

     The BRG Shareholders are the owners, beneficially and of record, of all of the issued and outstanding capital stock of BRG. The BRG Shareholders desire to sell to Buyer, and Buyer desires to purchase from the BRG Shareholders, all of the capital stock of BRG on the terms and subject to the conditions set forth herein.

     The BRG Partnerships each desire to sell to Buyer, and Buyer desires to purchase from each of the BRG Partnerships, all of the oil and gas properties and related assets of the BRG Partnerships (collectively, the "BRG Partnership Properties," as more particularly described below) on the terms and subject to the conditions set forth herein.

     BRG, as the Program Administrator is the record owner of the interests acquired on behalf of the 1997-I Program Participants in certain oil and gas properties and related interests (collectively, the "1997-I Properties," as more particularly described below). The 1997-I Program Participants desire to sell to Buyer, and Buyer desires to purchase from the 1997-I Program Participants, the 1997-I Properties on the terms and subject to the conditions set forth herein.

     Accordingly, in consideration of the mutual agreements hereinafter set forth, Buyer and Sellers agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

     "Adjusted Working Capital" as of any date means the current assets less current liabilities of BRG, any BRG Partnership, or any 1997-I Program Participant on a consolidated basis (except that the balance sheets of BRG Holding Company, inc. and BRG Production Company shall not be deemed to be part of the BRG consolidated group for purposes of determining the Closing Adjusted Working Capital) at such date determined in accordance with GAAP, except that current assets will include amounts equal to (i) the estimate of the aggregate of quantity of the crude oil attributable to BRG, the BRG Partnerships, or the 1997-I Program Participant, as the case may be, contained at such date in each of the storage tanks in which production from the BRG Oil and Gas Properties or the relevant BRG Partnership Properties or 1997-I Properties is stored pending sale and/or transportation to the purchaser thereof multiplied by the price at which the crude oil from each of such storage tanks is then being sold to such purchaser, plus (ii) the amounts paid or payable to BRG in connection with consummation of the sale of the stock of BRG Holding Company, Inc. and BRG Production Company as contemplated by Section 6.4 and current liabilities will include (i) the outstanding amount of all long-term debt (both the current and long-term portions thereof at such date), (ii) the amounts necessary to pay all state franchise taxes that are or will become payable by BRG and are attributable to, or computed by reference to the income, operations, assets or capital of BRG arising or existing during the period prior to and including the Closing Date, (iii) the amounts paid or payable in respect of the BRG Options as contemplated by Section 6.5, plus (iii) all Transaction Expenses paid or payable on behalf of BRG, the BRG Partnerships or the 1997-I Program Participants, as the case may be. The amount of the accrued federal, state and local tax liability included in the current liabilities of BRG shall be determined after taking into account the deductions arising by virtue of the amounts paid or payable by BRG in respect of the BRG Options as set forth in Section 6.5 and the gain realized by BRG in connection with the sale of the stock of BRG Holding Company, Inc. and BRG Production Company and the gain allocated to BRG as the general partner of each of the BRG Partnerships by virtue of the sale of the BRG Partnership Properties. For purposes of this Agreement, the Adjusted Working Capital of (i) each 1997-I Program Participant shall be limited to the assets and liabilities which are directly attributable to his or her interests in the 1997-I Properties and the production and marketing activities conducted in connection therewith and (ii) the BRG Partnerships shall be limited to the BRG Partnership Properties and the liabilities directly attributable thereto and production and marketing activities conducted in connection therewith.

     "Accounting Firm" has the meaning specified in Section 2.7(c).

     "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

     "Benefit Plans" has the meaning specified in Section 4.16.

     "Benefit  Program  or  Agreement"  has the  meaning  specified  in  Section
4.16(a).

     "BRG" means BRG Petroleum, Inc., an Oklahoma corporation.

     "BRG Petroleum Corporation" has the meaning specified in Section 6.4.

     "BRG Oil and Gas Properties" collectively means that portion of the BRG Property which consists of Leases, Wells, Units and other interests in Hydrocarbons prior to severance.

     "BRG Option" has the meaning specified in Section 6.5.

     "BRG Partnerships" has the meaning specified in the first paragraph of this Agreement.

     "BRG Partnership Properties" means (i) the interests in and to the Wells described or referred to in Schedule 4.13, together with all of the BRG Partnerships' respective rights, titles and interests in and to all property, interests and rights incident or in any way relating to the Wells or which are useful or appropriate in exploring for, developing, operating, producing, treating, storing, marketing and transporting oil, gas and other minerals in, under and that may be produced from the Wells, including but not limited to contracts, agreements, rights-of-way, easements, licenses, permits and orders;
(ii) all of the BRG Partnerships' respective rights, titles and interests in and to all physical property, including but not limited to wells, well and lease equipment and surface equipment such as casing, tubing, connections, rods, pipelines, gathering systems, compressors, separators, tanks, connections, pumps, machinery, tools, materials, supplies, inventory, buildings and other property and equipment of every kind, located upon or used in connection with the Wells or the Leases relating thereto; (iii) without limiting and in addition to the foregoing, all of the BRG Partnerships' respective rights, titles and interests in and to the Wells and to the Leases and/or lands described or referred to in Schedule 4.13 or relating to such Wells, and the physical property thereon or used in connection therewith, even though such rights, titles and interests be incorrectly or insufficiently described or referred to in Schedule 4.13, and (iv) the additional assets and rights which are included in the Adjusted Working Capital of the BRG Partnerships.

     "BRG Property" means any and all real property (including, but not limited to, surface estates and mineral fees and leaseholds), plant, building, facility, structure, underground storage tank, personal property, equipment, unit, or other asset owned, leased or operated by BRG or Charter Servicing Company as of or prior to the Closing Date including without limitation the interests in Leases, Units and Wells described or referred to in Schedule 4.13.

     "BRG Shareholders" has the meaning specified in the first paragraph of this Agreement.

     "Buyer" has the meaning specified in the first paragraph of this Agreement.

     "Buyer  Ancillary   Agreements"  means  all  agreements,   instruments  and
documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.ss. 9601 et seq.

     "Closing" means the closing of the transfer of (i) the Shares from the BRG Shareholders to Buyer, (ii) the BRG Partnership Properties from the BRG Partnerships to Buyer, and (iii) the 1997-I Program Properties from the 1997-I Program Participants to Buyer.

     "Closing Adjusted Working Capital" has the meaning specified in Section 2.7(a).

     "Closing Balance Sheet" has the meaning specified in Section 2.6.

     "Closing Date" has the meaning specified in Section 3.1.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     "Common Stock" has the meaning specified in Section 4.3(b).

     "Confidentiality Agreement" means the Confidentiality Agreement between Buyer and BRG and delivered to BRG under cover of a transmittal letter dated February 18, 1998.

     "Contaminant" means any contaminant, waste, pollutant, petroleum waste, used oil, hazardous or toxic substance or waste (as such terms are currently defined in Environmental Laws), and any other substances that are regulated by any Governmental Body under any Environmental Laws or any Hazardous Material.

     "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

     "Damages" shall mean the amount of any actual liability, loss, cost, expense, claim, award or judgment incurred or suffered by any indemnified party (after taking into account any insurance proceeds actually received) arising out of or resulting from the indemnified matter, including reasonable Expenses incidental to matters indemnified against, and the costs of enforcement of the indemnity.

     "Earnest Money" has the meaning specified in Section 2.2.

     "Encumbrance" means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in or cloud on title or other encumbrance of any kind.

     "Environmental Encumbrance" means an Encumbrance in favor of any Governmental Body for (i) any liability under any Environmental Law or (ii) damages arising from, or costs incurred by such Governmental Body in response to, a Release or threatened Release of a Contaminant into the environment. "Environmental Laws" means all applicable Requirements of Laws derived from or relating to foreign, federal, Indian, state and local laws and regulations relating to or addressing the environment or occupational health or safety, including but not limited to (i) CERCLA, OSHA and RCRA and any state equivalent thereof and (ii) all applicable Requirements of Laws relating to the emission, discharge, disposal, treatment, recycling, reclamation, permitting, manufacture, processing, distribution, generation, storage, transportation, Release or threatened Release of, or exposure of persons or property to, contaminants, wastes, pollutants, petroleum wastes, used oil, hazardous or toxic substances or wastes, or any other regulated substances.

     "Environmental Liabilities" means any and all costs (including remedial, removal, response, abatement, cleanup, investigative, and/or monitoring costs), damages, liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), settlements, expenses (including charges and assessments, and expenses and costs of investigating, preparing or defending any action or proceeding), liens, penalties, fines, taxes, prejudgment and post-judgment interest, court costs and attorneys' fees incurred or imposed in connection with an Environmental Matter or any Environmental Law, including, without limitation, any of the foregoing which are incurred or imposed (i) pursuant to any agreement, order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) attributable to or arising out of or under Environmental Laws, or (ii) pursuant to any claim by a Governmental Body or other entity or Person for personal injury, property damage, damage to natural resources, remediation or response costs arising out of or attributable to any Environmental Matter.

     "Environmental Matters" means matters (i) resulting from or attributable to actual, threatened, or alleged emissions, discharges, or releases of Contaminants into ambient air, surface water, groundwater or land, (ii) otherwise resulting from or attributable to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, or handling of Contaminants or (iii) otherwise relating to any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the regulations promulgated thereunder.

     "Evaluation Data" has the meaning specified in Section 4.24.

     "Excluded Assets" means the assets of BRG as set forth on Schedule 6.4, which will be transferred to BRG Holding Company, Inc. as contemplated by
Section 6.4.

     "Expenses" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

     "Financial Statements" has the meaning specified in Section 4.5. "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Good and Defensible Title" means, with respect to BRG's, the BRG Partnerships' or the 1997-I Program Participants' respective ownership of interests in a Lease, Unit or well, a record or beneficial title that (a) entitles BRG, the BRG Partnerships or the 1997-I Program Participants, as the case may be, to receive, throughout the life of a Lease, Unit or well, at least the NRI for (i) the Wells shown in Schedule 4.13 (Producing Wells) and (ii) any well drilled within the surface area of the Units or Leases shown in Schedule
4.13 (Undeveloped) as to the objective formation(s) identified, except for (x) decreases in connection with those operations to which BRG or Buyer elects after Closing or with Buyer's consent to become a non-consenting co-owner and (y) decreases resulting from those wells where the owner is obligated to allow others to make up past underproduction; (b) obligates either BRG, the BRG Partnerships or the 1997-I Program Participants to bear, throughout the life of a Lease, Unit or well (and the plugging, abandonment and salvage thereof), no greater WI than the WI shown (i) for the Well in question on Schedule 4.13 (Producing Wells) or (ii) any well drilled within the surface area of the Unit or Lease in question on Schedule 4.13 (Undeveloped) as to the objective formation(s) identified, except increases in such WI that result in at least a proportionate increase in BRG's, the BRG Partnerships', or the 1997-I Program Participants' NRI for such Well or wells (including, without limitation, increases resulting from co-owner non-consents) and increases that result from contribution requirements with respect to defaulting co-owners, (c) is free and clear of all Encumbrances except for Permitted Encumbrances, and (d) is held of record by BRG. "Good and Defensible Title" means, with respect to any BRG Oil and Gas Properties, BRG Partnership Properties or the 1997-I Properties which is not a Lease attributable to a Well, a record title that (x) is free from reasonable doubt as to all matters of law and fact such that a reasonably prudent person, engaged in the ownership, development and operation of oil and gas properties or assets (including gas plants, treating and measurement facilities, and pipelines), with knowledge of all the facts and appreciation of their legal significance, would be willing to accept title to such property without a reduction in the value of such property and (y) is free and clear of all Encumbrances, except for Permitted Encumbrances.

     "Governmental Body" means any foreign, federal, Indian, state, local or other governmental authority or regulatory body.

     "Governmental Permits" has the meaning specified in Section 4.9(a).

     "Hazardous Material" means (a) any "hazardous substance," as defined by CERCLA, (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended, (c) any hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law, (d) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq. and any amendments or authorizations thereof,
(e) any asbestos-containing materials in any form or condition, or (f) any polychlorinated biphenyls in any form or condition.

     "Hydrocarbons" means oil, condensate, natural gas, casinghead gas and liquid and gaseous hydrocarbons and any combination or mixture of the foregoing.

     "Individual  Shareholder  Interests"  has the meaning  specified in Section
2.1.

     "Insurance Policies" has the meaning specified in Section 4.18.

     "IRS" means the Internal Revenue Service.

     "Leases" means the interests in the oil and gas leases, oil, gas and mineral leases, royalties, overriding royalties, production payments, net profits interests, fee minerals, and other oil, gas or mineral interests (together with contractual rights, options or interests in and to any of the foregoing) owned by either BRG, the BRG Partnerships or the 1997-I Program Participants, including those associated with the Wells listed in Schedule 4.13.

     "Losses" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

     "Material Adverse Effect" means any condition, circumstance, change or effect that is materially adverse to the assets (or title thereto or the value thereof), business, condition (financial or otherwise), results of operations or prospects of BRG, the BRG Partnerships, the 1997-I Program Participants (as a group) or the BRG Property other than (i) general industry, economic or regulatory conditions or developments that affect oil and gas companies or their assets or operations, or (ii) conditions affecting oil and gas companies generally in the areas in which BRG or any of the BRG Partnerships conduct their operations or where their properties or assets, or the 1997-I Properties, are located.

     "1997-I Program Participants" has the meaning specified in the first paragraph of this Agreement.

     "1997-I Properties" means (i) the interests in and to the Wells described or referred to in Schedule 4.13 that are owned in the name of BRG on behalf of the 1997-I Program Participants, together with all of the rights, titles and interests in and to all property, interests and rights incident or in any way relating to such Wells or which are useful or appropriate in exploring for, developing, operating, producing, treating, storing, marketing and transporting oil, gas and other minerals in, under and that may be produced from such Wells, including but not limited to contracts, agreements, rights-of-way, easements, licenses, permits and orders; (ii) all of the rights, titles and interests in and to all physical property that is owned in the name of BRG on behalf of the 1997-I Program Participants, including but not limited to wells, well and lease equipment and surface equipment such as casing, tubing, connections, rods, pipelines, gathering systems, compressors, separators, tanks, connections, pumps, machinery, tools, materials, supplies, inventory, buildings and other property and equipment of every kind, located upon or used in connection with such Wells or the Leases relating thereto; (iii) without limiting and in addition to the foregoing, all of the rights, titles and interests in and to the Wells and to the Leases and/or lands described or referred to in Schedule 4.13 or relating to such Wells that are owned in the name of BRG on behalf of the 1997-I Program Participants, and the physical property thereon or used in connection therewith, even though such rights, titles and interests be incorrectly or insufficiently described or referred to in Schedule 4.13, and
(iv) the additional assets and rights which are included in the Adjusted Working Capital of the 1997-I Program Participants.

     "NRI" means a fractional or percentage interest in and to all Hydrocarbons produced from or allocated to (i) a Well described in Schedule 4.13 (Producing Wells) or (ii) any well drilled within the surface area of a Unit or Lease identified on Schedule 4.13 (Undeveloped) as to the objective formation(s) identified, after deduction of all lessors' royalties, overriding royalties, and other burdens and payments out of production that burden such fractional or percentage interest in such Well.

     "Offsite Environmental Liability" means an Environmental Liability arising from or relating or attributable to either (i) Contaminants that have been transported (whether for treatment, storage, disposal, reclamation, recycling or otherwise), or that have otherwise migrated or been moved, from any BRG Property, the BRG Partnership Properties or the 1997-I Properties to any other property owned by a third party or (ii) a property previously owned by BRG, the BRG Partnerships or the 1997-I Program Participants and conveyed or alienated by BRG, the BRG Partnerships or the 1997-I Program Participants prior to Closing.

     "Onsite Environmental Liability" means an Environmental Liability (i) that arises from or relates or is attributable to BRG Property, the BRG Partnership Properties or the 1997-I Properties as of the Closing Date, but (ii) is not an Offsite Environmental Liability.

     "Organizational Document" means the charter, bylaws, partnership agreement, limited partnership agreement, certificate of limited partnership, certificate of organization, regulations or other organizing or constituent document governing the general affairs or existence of a corporation, partnership, limited liability company or other entity.

     "OSHA" means the Occupational Safety and Health Act, 29 U.S.C.ss.ss. 651 et seq.

     "Permitted Encumbrances" means:

     (i) liens for taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, or, if due, are being challenged in good faith by appropriate proceedings and as to which adequate reserves have been established and are reflected on the Financial Statements;

     (ii) liens of landlords, carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, and that will be paid or discharged in the ordinary course of business or, if delinquent, that are being contested in good faith in the ordinary course of business and as to which adequate reserves have been established and are reflected on the Financial Statements;

     (iii)liens under operating agreements, unitization and pooling arrangements and Hydrocarbon sales contracts that secure payment of amounts not yet due and payable, or, if due, being contested in good faith in the ordinary course of business, which are of a nature and scope customary in connection with oil and gas drilling and producing operations and as to which adequate reserves have been established and are reflected on the Financial Statements;

     (iv) easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations that do not materially interfere with BRG's, the BRG Partnerships' or the 1997-I Program Participants' operations of the portion of the property burdened thereby or otherwise have a Material Adverse Effect on the ownership, operation, value or use of such Person's property;

     (v) rights reserved to or vested in any Governmental Body to control or regulate any of the Wells or Units and all applicable laws, rules, regulations, and orders of such authorities so long as the same do not
          (i) decrease BRG's, the BRG Partnerships' or the 1997-I Program

          Participants' NRI below the NRI shown in Schedule 4.13, or increase BRG's, the BRG Partnerships' or the 1997-I Program Participants' WI above the WI shown in Schedule 4.13, without at least a proportionate increase in BRG's, the BRG Partnerships' or the 1997-I Program Participants' NRI, (ii) create any liens in respect of such Wells or Units, or (iii) otherwise have a Material Adverse Effect on the ownership, operation, value or use of such Wells or Units.

     (vi) any title defects that Buyer may have expressly waived in writing;

     (vii)the terms and conditions of contracts and agreements relating to the Leases, Wells and Units including, without limitation, exploration agreements, gas sales contracts, processing agreements, farmins, farmouts, operating agreements, and right-of-way agreements, to the extent such terms and conditions (i) do not decrease BRG's, the BRG Partnerships' or the 1997-I Program Participants' NRI below the NRI shown in Schedule 4.13, or increase BRG's, the BRG Partnerships' or the 1997-I Program Participants' WI above the WI shown in Schedule 4.13, without at least a proportionate increase in BRG's, the BRG Partnerships' or the 1997-I Program Participants' NRI, (ii) are normal and customary in the oil and gas industry, and (iii) do not have a Material Adverse Effect on the ownership, operation, value or use of such Leases, Wells or Units;

     (viii) royalties, overriding royalties, net profits interests, production payments, reversionary interests, and similar interests that do not decrease BRG's, the BRG Partnerships' or the 1997-I Program Participants' NRI below the NRI shown in Schedule 4.13, or increase BRG's, the BRG Partnerships' or the 1997-I Program Participants' WI above the WI shown in Schedule 4.13, without at least a proportionate increase in the owner's NRI;

     (ix) conventional rights of reassignment requiring notice to the holders of the rights prior to surrendering or releasing a Lease; and

     (x) consents to assignment and preferential rights to purchase any or all of the BRG Property, the BRG Partnership Properties or the 1997-I Properties so long as (a) any required consents or waivers are obtained from the appropriate Persons prior to Closing, (b) the appropriate time period for asserting such rights, if any, has expired without an exercise of such rights prior to Closing, or (c) such consents or rights are not triggered or put into effect as a result of the transactions provided for in this Agreement.

     "Person" means any  individual,  corporation,  partnership,  joint venture,
limited   liability   company,   association,    joint-stock   company,   trust,
unincorporated organization or Governmental Body.

     "Post-Closing Taxable Period" means (i) any taxable period beginning after the Closing Date and (ii) with respect to any taxable period beginning on or before the Closing Date and ending after the Closing Date, the portion of such taxable period that is after the Closing Date.

     "Pre-Closing Taxable Period" means all or a portion of (i) any taxable period up to and including the Closing Date or (ii) any taxable period with respect to which the Tax is computed by reference to Tax items, assets, capital or operations of BRG or any BRG Partnership arising on or before, or existing as of, the Closing Date.

     "Purchase Price" has the meaning specified in Section 2.2.

     "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq.

     "Release" means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, injection, deposit, disposal, discharge, dispersal, escaping, leaching, dumping (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Contaminant), or migration of a Contaminant into the environment or into or out of any BRG Property, the BRG Partnership Properties or the 1997-I Properties, including the movement of Contaminants through or in the air, soil, surface water, groundwater, BRG Property, the BRG Partnership Properties or the 1997-I Properties.

     "Remedial Action" means actions required under Environmental Laws to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

     "Requirements of Laws" means (i) any foreign, federal, Indian, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body, (ii) any injunctions, judgments, orders, decrees, or rulings of any court or Governmental Body, and (iii) common law, including, in each case, any such requirements of laws pertaining to electrical, building, zoning, subdivision, land use, environmental, or occupational safety and health requirements, in all cases as currently enacted, interpreted, enforced or implemented by the Governmental Bodies having jurisdiction thereunder.

     "Section 29 Well" has the meaning specified in Section 4.27.

     "Sellers" has the meaning specified in the first paragraph of this Agreement.

     "Sellers Ancillary Agreements" means all agreements, instruments and documents being or to be executed and delivered by the Sellers under this Agreement or in connection herewith.

     "Sellers' Representative" has the meaning specified in Section 10.4.

     "Shares" means all of the issued and outstanding Common Stock of BRG.

     "Subsidiary Transfer" has the meaning specified in Section 6.4.

     "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any federal, Indian, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Body.

     "Tax Return" means any return, report or similar statement (including any attached schedules), required to be filed with respect to any Tax including any information return, claim for refund, amended return or declaration of estimated Tax.

     "Transaction Expenses" has the meaning specified in Section 7.4.

     "Units" means (i) all unitization, communication, and pooling agreements and orders covering the lands subject to the Leases, or any portion thereof, and the units and pooled or communitized areas created thereby, and (ii) all existing or projected future units and pooled or communitized areas, including those described in, or associated with the Wells listed in, Schedule 4.13. "Wells" means wells for the production of Hydrocarbons which are listed in
Schedule 4.13.

     "WI" means a fraction or percentage of the costs and expenses associated with the maintenance, exploration, development, operation and abandonment of the BRG Oil and Gas Properties, the BRG Partnership Properties or the 1997-I Properties as it applies to a (i) Well described in Schedule 4.13 (Producing Wells) or (ii) any well drilled within the surface area of a Unit or Lease identified on Schedule 4.13 (Undeveloped) as to the objective formation(s) identified.

     1.2 Interpretation. As used in this Agreement, the word "including" means without limitation, the word "or" is not exclusive and the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of and the Exhibits and Schedules attached to this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect meaning or interpretation of this Agreement. References herein to the knowledge of a party or matters or information known to a party mean the actual knowledge or conscious awareness, after reasonable investigation, of such party or a director or an officer of such party or a direct or indirect subsidiary of such party or a manager or employee of such party or a direct or indirect subsidiary of such party in charge of a discrete business area or function having responsibility for the referenced matter. References herein to BRG's knowledge shall include the knowledge of each of the Sellers who has signed this Agreement personally (as opposed to signing it by an attorney-in-fact).

                                   ARTICLE II

                PURCHASE AND SALE; PURCHASE PRICE; EARNEST MONEY

     2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, the following transactions shall occur, in the sequence set forth below:

          (a) First, the BRG Partnerships shall sell and convey to Buyer, and Buyer shall purchase from the BRG Partnerships, the BRG Partnership Properties and the 1997-I Program Participants shall sell and convey to Buyer, and Buyer shall purchase from the 1997-I Program Participants, the 1997-I Properties;

          (b) Second, immediately following the foregoing transaction, BRG shall transfer as a capital contribution to BRG Holding Company, Inc. all of its rights, obligations and liabilities as a general partner of the BRG Partnerships (less and except any proceeds distributed or distributable to such general partner in connection with the sales described in Section 2.1(a) above) and, in consideration for such contribution, BRG Holding
     Company, Inc. shall assume all of BRG's obligations and liabilities (whether attributable to the time period prior to or after the contribution) arising from its serving as a general partner of the BRG Partnerships;

          (c) Third,  immediately following the foregoing transactions,  BRG and
     BRG  Petroleum   Corporation  shall  consummate  the  Subsidiary   Transfer
     described in Section 6.4; and

          (d) Fourth, immediately following the foregoing transactions, the BRG Shareholders shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from the BRG Shareholders, the Shares, free and clear of all Encumbrances;

     It is understood and agreed that certain of the BRG Shareholders own interests in certain of the BRG Oil and Gas Properties and such interests are not being sold hereto but are to be retained by such BRG Shareholders (the "Individual Shareholder Interests").

     2.2 Purchase Price; Earnest Money. Upon the terms and subject to the conditions of this Agreement and the adjustment provided for in Section 2.5 hereof, the Buyer shall pay to Sellers an aggregate of $102,000,000 (the "Purchase Price") for the Shares, the BRG Partnership Properties and the 1997-I Properties, to be allocated and paid as provided in Schedule 2.4 below. Contemporaneous with Buyer's execution of this Agreement, Buyer shall pay the sum of $1,000,000 (the "Earnest Money") to Sellers' Representative (as defined in Section 10.4) for the benefit of Sellers. In the event the Closing occurs, the Earnest Money shall be applied upon the Purchase Price but held and distributed in accordance with Section 2.3, or if the Closing does not occur, the Earnest Money shall be paid in accordance with Section 2.3. The Purchase Price, less the Earnest Money, and as adjusted pursuant to Sections 2.4 and 2.5, shall be payable in immediately available funds at Closing as specified by the Sellers' Representative and shall be held and distributed by the Sellers' Representative to the Sellers in accordance with the allocation set forth in
Schedule 2.4. Sellers agree that Buyer shall have no responsibility or liability for the distribution of the adjusted Purchase Price by Sellers' Representative. As further consideration, the Buyer will assume and agree to pay all of the liabilities, obligations, indebtedness and commitments of each of the BRG Partnerships and 1997-I Program Participants to the extent specifically included in the Adjusted Working Capital of such BRG Partnership or 1997-I Program Participant calculated for purposes of Section 2.5 hereof in accordance with the allocation set forth in Schedule 2.4.

     2.3 Payment of Earnest Money. Upon its receipt, the Sellers' Representative shall deposit the Earnest Money in a segregated account (which may be interest paying) and shall pay out and distribute it only in accordance with this Section
2.3. In the event Buyer breaches this Agreement by failing or refusing to close the sale contemplated hereby on the Closing Date and provided that the conditions contained in this Agreement to which the duties and obligations of Buyer are subject as set forth in Section 8.1 shall have been fulfilled in all material respects and not waived by Buyer, Sellers shall retain the Earnest Money as liquidated damages in lieu of all other damages (and as Sellers' sole remedy in such event). The parties hereby acknowledge that the extent of damages to Sellers occasioned by such failure or refusal by Buyer would be impossible or extremely impractical to ascertain and that the amount of the Earnest Money is a fair and reasonable estimate of such damages under the circumstances. In the event the Closing does not occur and the Earnest Money is not applied pursuant to Section 2.2 or retained pursuant to the foregoing provisions of this Section 2.3, the Earnest Money shall be returned to Buyer without interest. In the event the Closing occurs, Sellers' Representative will retain the Earnest Money in the segregated account until such time as the Adjusted Working Capital reconciliation contemplated by Section 2.7 has been completed and the final Closing Adjusted Working Capital has been determined. If, as a result of such determination, any amount is owing to Buyer, Sellers' Representative shall pay such amount to Buyer on behalf of Sellers and shall distribute the balance of the Earnest Money to the Sellers as appropriate.

     2.4 Allocation and Adjustment of Purchase Price. The allocation of the Purchase Price for the Shares, the BRG Partnership Properties of each BRG Partnership and the 1997-I Properties being acquired by Buyer, from Sellers shall be as set forth in Schedule 2.4. Sellers and Buyer agree that they will not take any position inconsistent with such allocation in preparing all Tax Returns and reports to Governmental Bodies. Sellers and Buyer shall duly prepare and timely file such reports and information returns as may be required under
Section 1060 of the Code and any corresponding or comparable provisions of applicable foreign, state and local Tax laws to report the allocation of the Purchase Price. The Purchase Price is based on all of the Shares, the BRG Partnership Properties owned by all BRG Partnerships and the interests of all 1997-I Program Participants in the 1997-I Properties. Should any of the BRG Partnership Properties or the 1997-I Properties not be included in the purchase and sale hereunder because the requisite approvals of the limited partners in any of the BRG Partnerships or any of the 1997-I Program Participants are not obtained and Buyer agrees in writing to waive the condition to closing set forth in Section 8.1(f), then the Purchase Price shall be decreased by the amount of such property not included in the purchase and sale as such amount is set forth in Schedule 2.4.

     2.5 Purchase Price Adjustments. At Closing the aggregate Purchase Price payable to the BRG Shareholders for the Shares, to each of the BRG Partnerships for the BRG Partnership Properties and to each of the 1997-I Program Participants for his or her interests in the 1997-I Properties shall be adjusted as follows:

          (a) upward by the amount of the positive Adjusted Working Capital attributable to BRG, the BRG Partnership or the 1997-I Program Participant, as the case may be, as of the Closing Date, or downward by the amount of the negative Adjusted Working Capital attributable to BRG, each of the BRG Partnerships or the 1997-I Program Participant, as the case may be, as of such date;

          (b) downward by the aggregate Defect Value of all uncured Title Defects determined in accordance with Section 6.8 below if and to the extent that such aggregate Defect Value (as offset by the aggregate value of any increase in the NRI of any Well/objective formation(s) listed on
     Schedule 4.13 because the actual NRI of such Well/objective formation(s) is determined to be greater than the NRI indicated therefor on Schedule 4.13) exceeds $100,000, and upward by an amount equal to the aggregate value of any increase in the NRI of any Well/objective formation(s) listed on
     Schedule 4.13 because the actual NRI of such Well/formation(s) is determined to be greater than the NRI indicated therefor on Schedule 4.13, if and to the extent that such aggregate value (as offset by the aggregate Defect Value of all uncured Title Defects determined in accordance with
     Section 6.8 below) exceeds $100,000; and

          (c) downward by the amount of $1.00 per Mcf to the extent of any net gas overproduction attributable to the BRG Oil & Gas Properties, BRG Partnership Properties of any BRG Partnership or all of the 1997-I Properties as a group as of the Closing Date, and upward by the amount of $1.00 per Mcf to the extent of any net gas underproduction attributable to the BRG Oil & Gas Properties, BRG Partnership Properties of any BRG Partnership or the 1997-I Properties, as a group, as of the Closing Date.

After taking into account the foregoing adjustments, the aggregate Purchase Price payable to the BRG Shareholders shall then be reduced by the amount, if any, paid or payable by BRG to the holders of outstanding options to purchase Shares as contemplated by Section 6.5 hereof. The per share price payable for the Shares after the adjustments provided for herein shall be determined as follows:

          (y) The aggregate Purchase Price payable for the Shares after taking into account the adjustment provided for in the first sentence of this
     Section 2.5 shall be increased by an amount equal to the total purchase price that would be payable by the holders of all of the options referred to in Section 6.5 upon exercise of all of the options for the total number of Shares subject thereto.

          (z) The amount determined in accordance with subparagraph (y) above shall then be divided by an amount equal to the total number of Shares that would be issued upon exercise of all of such options for the full number of Shares covered thereby plus the total number of Shares that are issued and outstanding on the Closing Date. The resulting amount shall be the per share Purchase Price paid to the BRG Shareholders for each of the Shares purchased pursuant to this Agreement.

     2.6 Calculation of Closing Statement. On the day that is two (2) business days prior to the date scheduled for Closing, Sellers shall furnish to Buyer a pro forma consolidated balance sheet of BRG (provided that the subsidiaries of BRG being sold pursuant to Section 6.4 hereof shall not be deemed part of the BRG consolidated group and will be shown separately), balance sheets reflecting the Adjusted Working Capital of each of the BRG Partnerships and a balance sheet reflecting the Adjusted Working Capital of the BRG 1997-I Oil and Gas Program to be determined for Purchase Price adjustments (each, a "Closing Balance Sheet") at the date scheduled for Closing, certified by Sellers' Representative as having been prepared in good faith using the best information then available. On the day that is one business day prior to the Closing, Sellers and Buyer will cooperatively prepare a Closing statement listing each of the Purchase Price adjustments to be effected at the Closing pursuant hereto and the estimated Purchase Price after such Adjustments. Such estimate, less the Earnest Money, shall be paid by Buyer to Sellers at Closing in accordance with Section 2.2 above.

     2.7 Adjusted Working Capital and Gas Balancing Reconciliation.

          (a) Within the period ending ninety (90) days after the Closing Date, Buyer shall furnish to Sellers' Representative (i) a Closing Balance Sheet of BRG, of each of the BRG Partnerships and of the 1997-I Oil and Gas Program, together with a calculation of the actual Adjusted Working Capital for each determined for Purchase Price adjustments (the "Closing Adjusted Working Capital") and (ii) a statement of the net gas overproduction or underproduction for BRG, each of the BRG Partnerships and the 1997-I Properties, each certified by the chief financial officer of the Buyer as having been prepared based upon the best information reasonably available. Sellers' Representative shall have such access to the offices, records, files, books of account and other information of BRG and the Buyer as may be reasonably necessary to audit and verify the information set out on the balance sheets and gas production statements furnished by Buyer. Buyer shall cause its and BRG's personnel to reasonably assist Sellers' Representative in conducting such audit. Upon completion of such audit, Sellers' Representative and Buyer shall meet and attempt to reach agreement on the actual Adjusted Working Capital of each as of the date of such balance sheet and as to the accuracy of the gas production statements. Any such agreement shall be evidenced by a written memorandum of agreement executed by Sellers' Representative and Buyer and shall be final, conclusive and binding on the parties.

          (b) If within 30 days after receipt by Sellers' Representative of the Closing Balance Sheet or the gas production statements furnished by Buyer pursuant to (a) above, the parties are unable to reach agreement on the actual amount of the Adjusted Working Capital or gas overproduction or underproduction figures, then (i) if the parties so agree, the period for attempting to reach agreement shall be extended for an additional specified period, or (ii) if the parties cannot or do not choose to agree on an extension, the amount of the Adjusted Working Capital or the gas net overproduction or underproduction shall be determined pursuant to subsection (c) of this Section 2.7.

          (c) Buyer shall submit to Sellers' Representative the names of two national independent public accounting firms, neither of which shall have been engaged by Sellers or the Buyer during the three-year period ending on the Closing Date. Sellers' Representative shall select one of said firms by written notice to Sellers within three business days after receipt of Buyer's nomination. The independent public accounting firm selected by Sellers' Representative (the "Accounting Firm") shall be engaged jointly by Buyer and Sellers' Representative and shall meet with representatives of Buyer and Sellers' Representative and his representatives and be apprised of their respective calculations of the Closing Adjusted Working Capital and the gas overproduction or underproduction. The Accounting Firm then shall make such independent study as it shall deem appropriate to determine, as nearly as possible, the actual Closing Adjusted Working

     Capital or gas overproduction or underproduction. Sellers' Representative and Buyer shall make available to the Accounting Firm all information reasonably requested by the Accounting Firm to make such determination. Said determination when made shall be conveyed to Sellers' Representative and Buyer in writing and shall be final, conclusive and binding on the parties with respect to such issue. All fees and expenses charged by the Accounting Firm in connection with the above-described engagement and the costs and expenses of any audit performed pursuant to subparagraph 2.7(a) above, shall be paid by the party whose calculation of the Closing Adjusted Working Capital or gas overproduction or underproduction originally submitted to the Accounting Firm bears the greatest difference from the Closing Adjusted Working Capital or gas overproduction or underproduction determined by the Accounting Firm.

          (d) Promptly after the Closing Adjusted Working Capital or net gas overproduction or underproduction is determined by agreement of the parties pursuant to (b) above or by the Accounting Firm pursuant to (c) above, a revised Closing statement shall be prepared with the only changed entry being the adjustment for Closing Adjusted Working Capital or the net gas overproduction or underproduction, as the case may be. Promptly thereafter the party in whose favor such changed entry is made shall be paid by the other party the amount of the change, to the same end as if the revised Closing statement had been the Closing statement upon which the payments at Closing were based.

                                   ARTICLE III

                                     CLOSING

     3.1 Closing Date. The Closing shall take place at 10:00 A.M., local time, on June 1, 1998, or such other date as may be agreed upon by Buyer and Sellers at the offices of BRG, 7134 South Yale, Suite 600, Tulsa, Oklahoma 74136, or at such other place or at such other time as shall be agreed upon by Buyer and Sellers. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date".

     3.2 Sellers' Deliveries. At the Closing, Sellers shall deliver to Buyer all of the following:

          (a) Copy of the certificate of incorporation of BRG certified as of a recent date by the Secretary of State of the State of Oklahoma;

          (b) Certificate of good standing of BRG issued as of a recent date by the Secretary of State of the State of Oklahoma;

          (c) Certificate of the secretary or an assistant secretary of BRG, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the certificate of incorporation of BRG other than as attached and (ii) the By-laws of BRG, together with all amendments thereto;

          (d) All consents, waivers or approvals obtained by the Sellers or BRG with respect to the consummation of the transactions contemplated by this Agreement, including without limitation, evidence of (i) the requisite approval of the limited partners of each of the BRG Partnerships (ii) the requisite approval of each of the participants in the 1997-I Program, and
     (iii) any required consents or waivers of preferential purchase rights applicable to the transfer of assets by the BRG Partnerships and the 1997-I Program Participants.

          (e) The certificates contemplated by Sections 8.1(a) and 8.1(b), duly executed by Sellers' Representative;

          (f) A signed resignation by each of the directors and officers of BRG and terminations of all powers of attorney granted by BRG;

          (g) The Organizational Documents of BRG and the books of minutes of meetings of the boards of directors, committees thereof, shareholders, managers, management committees and other similar records of BRG certified as true and correct by the secretary or assistant secretary of BRG;

          (h) Certificates representing the Shares duly endorsed for transfer to Buyer or with duly executed stock powers attached;

          (i) The entities/persons included within the group comprising Sellers that own interests in the BRG Partnership Properties and the 1997-I Properties shall execute and deliver a Conveyance, Assignment and Bill of Sale in substantially the form set forth in Exhibit A attached hereto and made a part hereof in as many counterparts as may be required to convey the beneficial ownership of such properties to BRG;

          (j) The BRG Partnerships and the 1997-I Program Participants shall deliver possession of the BRG Partnership Properties and the 1997-I Properties, respectively, to Buyer;

          (k) An executed statement described in Treasury Regulation ss. 1.1445-2(b)(2) from or on behalf of each party constituting Sellers certifying that such party Seller is not a foreign person within the meaning of the Code;

          (l) A copy of the executed stock purchase agreement entered into by BRG pursuant to Section 6.4; and

          (m) A copy of the executed form of assignment and assumption agreement or other instrument referred to in Section 8.1(g).


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Persons that make up Sellers, severally, but not jointly, represents and warrants to Buyer (i) if such Seller is a BRG Shareholder, as to himself/herself/itself, BRG and his/her/its Shares,
(ii) if such Seller is a BRG Partnership, as to such partnership and such partnership's assets , or (iii) if such Seller is a 1997-I Program Participant, as to himself/herself/itself and its interests in the 1997-I Properties, as follows:

     4.1 Ownership of Shares; Organization and Authority.uthority

          (a) Each of the BRG Shareholders is the owner, free and clear of any lien, charge or Encumbrance, of the number of Shares set opposite his or her name in Schedule 2.4 and each has full right and authority to transfer the Shares to Buyer. Schedule 2.4 also reflects each holder of the outstanding BRG Options and the amounts payable to such holder as contemplated by Section 6.5. None of the BRG Shareholders is a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require him or her to sell, transfer, or otherwise dispose of any Shares. None of the BRG Shareholders is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Shares. Upon the consummation of the transaction described herein, Buyer will have good and valid title to the Shares free and clear of all liens, charges and Encumbrances and the Shares will be validly issued, fully paid and nonassessable.

          (b) Each of the BRG Partnerships is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Oklahoma and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business activities or its ownership or leasing of property makes such qualification necessary and in which the failure to qualify would not or could not reasonably be expected to have a Material Adverse Effect. Each of the BRG Partnerships has full power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted. True and correct copies of each of the partnership agreements of the BRG Partnerships, as amended to date, have been delivered to Buyer.

          (c) Each of the BRG Partnerships has full power and authority to execute, deliver and perform this Agreement and all of the Sellers

     Ancillary Agreements. The execution, delivery and performance of this Agreement and the Sellers Ancillary Agreements by the BRG Partnerships have been duly authorized and approved by all requisite action on the part of the BRG Partnerships, subject to the requirement that this Agreement be approved by the limited partners of each BRG Partnership. Each Person executing this Agreement as attorney in fact for a BRG Shareholder or a 1997-I Program Participant has the full power and authority to execute this Agreement and any of the Sellers Ancillary Agreements on behalf of such party. This Agreement has been duly authorized, executed and delivered by each of Sellers and, subject to the requirement that this Agreement be approved by the limited partners of each BRG Partnership in accordance with the terms of its partnership agreement, is the legal, valid and binding obligation of each of Sellers enforceable in accordance with its terms. Each of the Sellers Ancillary Agreements has been duly authorized by each of Sellers and upon execution and delivery by each of Sellers who is a party thereto will be a legal, valid and binding obligation of each of Sellers enforceable in accordance with its terms.

          (d) BRG has full power and authority to execute, deliver and perform this Agreement and all of the Sellers Ancillary Agreements as Program Administrator and Attorney-In-Fact for the 1997-I Program Participants under the terms of the BRG 1997-I Oil and Gas Program Agreement. This
     Agreement  has been  duly  authorized,  executed  and  delivered  by BRG as
     Program Administrator and Attorney-In-Fact for the 1997-I Program Participants and is the legal, valid and binding obligation of the 1997-I Program Participants enforceable in accordance with its terms (subject to normal equitable principles and subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the rights of creditors), and upon execution and delivery by BRG as Program Administrator and Attorney-In-Fact for the 1997-I Program Participants will be a legal, valid and binding obligation of the 1997-I Program Participants enforceable in accordance with its terms (subject to normal equitable principles and subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the rights of creditors).

          (e) BRG Holding Company, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and it has full power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted and to become and serve as the substitute general partner of the BRG Partnerships. Neither the consummation of any of the transactions contemplated hereby nor the substitution of or service by BRG Holding Company, Inc. as a general partner of the BRG Partnerships will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of BRG Holding Company, Inc. under (i) the Organizational Documents of BRG Holding Company, Inc., (ii) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which BRG Holding Company, Inc. is a party or any of its assets or properties or by which BRG Holding Company, Inc. is bound, (iii) any Court Order to which BRG Holding Company, Inc. is a party or any of its assets or properties or by which it is bound, or (iv) any Requirements of Laws affecting BRG Holding Company, Inc. or its assets or properties; or require the approval, consent, authorization, order or act of, or the making by BRG Holding Company, Inc. of any declaration, filing or registration with, any Person or court.

     4.2 No Conflict. Except as set forth in Schedule 4.2, neither (i) the execution and delivery of this Agreement or any of the Sellers Ancillary Agreements to which it is a party, (ii) the consummation of any of the transactions contemplated hereby or thereby nor (iii) compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (a) violate or conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of BRG, the BRG
     Partnerships or the 1997-I Program Participants, under (i) the Organizational Documents of BRG or the BRG Partnerships, (ii) any note, instrument, mortgage, lease, license, franchise, permit or other authorization, right, restriction, obligation or agreement to which BRG, the BRG Partnerships or the 1997-I Program Participants is a party or any of the respective assets or properties of BRG, the BRG Partnerships or the 1997-I Program Participants is subject or by which BRG, the BRG Partnerships or the 1997-I Program Participants is bound, (iii) any Court Order to which BRG, the BRG Partnerships or the 1997-I Program Participants is a party or any of the respective assets or properties of BRG, the BRG Partnerships or the 1997-I Program Participants is subject or by which BRG, the BRG Partnerships or the 1997-I Program Participants is bound, or (iv) any Requirements of Laws affecting BRG, the BRG Partnerships or the 1997-I Program Participants or their respective assets or properties; or

          (b) require the approval, consent, authorization, order or act of, or the making by BRG, the BRG Partnerships or the 1997-I Program Participants of any declaration, filing or registration with, any Person or court.

     4.3 Organization and Capital Structure of BRG.e of BRG.

          (a) BRG is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. BRG is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions set forth in Schedule 4.3, and there are no other jurisdictions in which the ownership or leasing of any of BRG's assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not or could not reasonably be expected to have a Material Adverse Effect. BRG has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

                  (b) The authorized capital stock of BRG consists of 50,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of which 9,500 shares are issued and outstanding, 500 shares are issued and held in the Company's treasury (all of which are reserved for issuance upon the exercise of currently outstanding stock options) and 40,000 shares are unissued and not reserved for any purpose. Except for this Agreement and as set forth in Schedule 4.3, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of BRG. No holder of the Common Stock has any preemptive, stock purchase or other rights to acquire Common Stock. All of the outstanding shares of the Common Stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The BRG Shareholders are the record and beneficial owners of all of the issued and outstanding shares of the Common Stock.

               (c) Attached hereto as part of Schedule 4.3(c) are true and complete copies of the certificate of incorporation and all amendments thereto and of the By-laws, as amended to date. A true and complete copy of the stock ledger of BRG has been delivered to Buyer prior to the execution hereof.

     4.4  Subsidiaries.  Other than BRG Holding  Company,  Inc.,  BRG Production
Company, Charter Servicing Company, the BRG Partnerships and the Excluded Assets, BRG does not own, directly or indirectly, any interest or investment in any corporation, association, joint venture, partnership, limited liability company or other business organization, firm or enterprise of any character whatsoever. Charter Servicing Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Charter Servicing Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its business or the nature of its properties makes such qualification necessary and in which the failure to qualify would have a Material Adverse Effect. All of the outstanding shares of capital stock or similar equity interests of Charter Servicing Company are validly issued, are fully paid and nonassessable, and are owned by BRG free and clear of any Encumbrance. Charter Servicing Company is not a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such entity to pay dividends out of profits or make any other similar distributions of profits to BRG.

     4.5 Financial Statements. Attached as Schedule 4.5 are the following financial statements of BRG and the BRG Partnerships (collectively the "Financial Statements"): (i) the audited consolidated financial statements for the year ended December 31, 1996, and (ii) the unaudited consolidated financial statements for the year ended December 31, 1997. The Financial Statements

(including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except, in the case of (ii), for normally recurring audit adjustments) and present fairly the financial condition as of such dates and the results of operations for such periods.

     4.6 Absence of Material Adverse Effect. Except as disclosed in Schedule 4.6 or as contemplated by this Agreement, since December 31, 1997:

               (a) To the knowledge of BRG, there has been no Material Adverse Effect;

               (b) Each of BRG, the BRG Partnerships and the 1997-I Program Participants has conducted its business in the ordinary course and in conformity with past practice; and

               (c) Each of BRG, the BRG Partnerships and the 1997-I Program Participants has not (i) discharged or satisfied any Encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business and consistent with past practices;

               (d) Except for Permitted Encumbrances, each of BRG, the BRG Partnerships and the 1997-I Program Participants has not suffered or permitted any Encumbrance to arise or be granted or created against or upon any of its assets;

               (e) None of BRG or any of the BRG Partnerships has amended its Organizational Documents;

               (f) None of BRG, any of the BRG Partnerships or the 1997-I Program Participants has agreed, whether in writing or otherwise, to do any of the foregoing.

     4.7 Compliance with Agreements.reements

               (a) None of BRG, any of the BRG Partnerships or the 1997-I Program Participants is in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under, (i) its Organizational Documents, as applicable, or (ii) any agreement, except for any violation or default that would not or could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

               (b) Set forth in Schedule 4.7 hereto are the following agreements to which BRG or Charter Servicing Company are subject or to which their respective properties or the BRG Partnership Properties or the 1997-I Program Properties are bound: (i) all employment or consulting contracts; (ii) all capital redemption or purchase agreements; (iii) all agreements providing for the indemnification of others against any liabilities or the sharing of the tax liability of others (except for such obligations incurred in the ordinary course of business as an operator of oil and gas properties under service, drilling or other similar agreements); (iv) all license agreements (as licensor or licensee); (v) all material operating agreements; (vi) all production sales or purchase contracts that are not terminable without penalty on 30 days notice or less; (vii) all material transportation and gas balancing agreements; (viii) all agreements for the purchase of any commodity, material or equipment except purchase orders in the ordinary course of business consistent with past practice; (ix) all other agreements creating any obligations that require aggregate future payments in excess of $100,000 by (a) BRG, (b) Charter Servicing Company, (c) the BRG Partnerships with respect to the BRG Partnership Properties, or (d) the 1997-I Program Participants with respect to the 1997-I Properties; (x) all agreements containing covenants limiting or restricting the freedom of BRG, the BRG Partnerships or their respective affiliates to compete in any line of business or territory or with any person or entity; (xi) area of mutual interest agreements, (xii) all agreements for capital expenditures or the acquisition or construction of fixed assets that requires aggregate future payments in excess of $100,000, (xiii) all agreements for or that contemplate the sale of any of the BRG Properties, the BRG Partnership Properties or the 1997-I Properties, and (xiv) all indentures, mortgages, promissory notes, loan agreements, guaranties or other agreements or commitments for the borrowing of money or any related security agreements. Except as set forth in Schedule 4.7 hereof, none of the contracts described in such schedule have been amended or modified except as set forth in Schedule
          4.7. BRG has no knowledge of any notice or threat of or basis for the termination, expiration or modification of any contract described in
          Schedule 4.7 within one year from the date hereof, which termination, expiration or modification would have a Material Adverse Effect. Buyer has been provided with access to true and complete copies of each contract, agreement and instrument listed in Schedule 4.7.

     4.8 Taxes.

          (a) Except as set forth in Schedule 4.8, (i) all Tax Returns of or with respect to any Tax which are required to be filed on or before the Closing Date by or with respect to BRG or any BRG Partnership or the business operations of BRG or any BRG Partnership have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to BRG or any BRG Partnership have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

          (b) There is no claim against BRG or any BRG Partnership for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to BRG or any BRG Partnership.

          (c) Except as set forth in Schedule 4.8, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to BRG or any BRG Partnership or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to BRG or any BRG Partnership.

          (d) The total amounts set up as liabilities for current and deferred Taxes in the December 31, 1997 Balance Sheet are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to BRG, its subsidiaries and their business up to and through the periods covered thereby.

          (e) None of BRG or any BRG Partnership is a party to any Tax allocation or sharing agreement and no payments are due or will become due by BRG or any BRG Partnership pursuant to any such agreement or arrangement.

          (f) Except as set forth in Schedule 4.8, none of the property of BRG (other than its interests in the BRG Partnerships and the 1997-I Properties) or any BRG Partnership is held in an arrangement that could be classified as a partnership for Tax purposes.

          (g) Except as set forth in Schedule 4.8, neither BRG nor any BRG Partnership will be required to include any amount in income for any taxable period beginning after or including the Closing Date as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Tax authority with respect to any such taxable period.

          (h) BRG has not consented to have the provisions of section 341(f)(2) of the Code apply with respect to a sale of its stock.

     4.9 Governmental Permits.

          (a) Except as set forth on Schedule 4.9, each of BRG, the BRG Partnerships and the 1997-I Program Participants owns, holds or possesses all material licenses, franchises, permits, privileges, immunities, concessions, approvals and other authorizations from all Governmental Bodies which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business as currently conducted (herein collectively called "Governmental Permits").

          (b) Each of BRG, the BRG Partnerships and the 1997-I Program Participants has fulfilled and performed their respective obligations under each of the

     Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, and which would or reasonably could be expected to have a Material Adverse Effect.

     4.10 No Default. There is no uncorrected event of default by BRG or the BRG Partnerships under the terms of their Organizational Documents. In addition, there is no uncorrected event of default or breach by BRG, the BRG Partnerships or the 1997-I Program Participants or, to Sellers' knowledge, by any other party which has occurred under the terms of any contract, agreement, document, lease, commitment, license, franchise, permit, authorization, concession, order, law, rule or regulation, which violation could reasonably be expected to have a Material Adverse Effect, and no event has occurred that is, or which with notice or lapse of time or both would constitute, such a default under any such contract, agreement, documents, lease, commitment, license, franchise, permit, authorization, concession, order, law, rule or regulation.

     4.11 Environmental Matters. Except as set forth in Schedule 4.11:

          (a) Each of BRG and the BRG Partnerships has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Environmental Laws and the BRG Properties, the BRG Partnership Properties and the 1997-I Properties are in material compliance with all applicable Environmental Laws;

          (b) Each of BRG and the BRG Partnerships has not been notified by any Governmental Body that any of the operations or assets of BRG or the BRG
     Partnerships is the subject of any investigation or inquiry by any Governmental Body evaluating whether any remedial action is needed to respond to a release of any Contaminant or to the improper storage or disposal (including storage or disposal at offsite locations) of any Contaminant;

          (c) Neither BRG, the BRG Partnerships nor any other Person has filed any notice under any federal, state or local law indicating that (i) BRG, any of the BRG Partnerships or any of the 1997-I Program Participants is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material, or (ii) any Contaminant is improperly stored or disposed of upon any BRG Property, BRG Partnership Property or 1997-I Property;

          (d) None of BRG, any of the BRG Partnerships nor any of the 1997-I Program Participants has any material contingent liability in connection with (i) the release into the environment at or on (x) any property now or previously owned or leased by BRG, or any BRG Partnerships or (y) any 1997-I Program Property, or (ii) the storage or disposal of, any Contaminant;

          (e) Neither BRG nor the BRG Partnerships has received any claim, complaint, notice, inquiry or request for information which remains unresolved as of the date hereof with respect to any alleged material violation of any Environmental Law or regarding potential liability under any Environmental Law relating to operations or conditions of any facilities or property owned, leased or operated by BRG, the BRG Partnerships or the 1997-I Program Participants (to the extent of their interests in the 1997-I Properties);

          (f) No property now or previously owned, leased or operated by BRG , the BRG Partnerships or the 1997-I Program Participants (to the extent of their interests in the 1997-I Properties) is listed on the National Priorities List pursuant to CERCLA or on any other federal or state list as sites requiring investigation or cleanup;

          (g) Neither BRG nor the BRG Partnerships is directly transporting, has directly transported, is directly arranging for the transportation of, or has directly transported, any Contaminant to any location which is listed on the National Priorities List pursuant to CERCLA or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to material claims against such company for remedial work, damage to natural resources or personal injury, including claims under CERCLA; and

          (h) There are no sites, locations or operations at which either BRG or the BRG Partnerships is currently undertaking, or has completed, any remedial or response action relating to any such disposal or release, as required by Environmental Laws.

     4.12 Books and Records. To BRG's knowledge, all books, records and files of BRG, the BRG Partnerships and the BRG 1997-I Oil and Gas Program (including those pertaining to the BRG Oil and Gas Properties, the BRG Partnership Properties, the 1997-I Properties, wells and other assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting and financial records) (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures and (b) fairly and accurately reflect the ownership, use, enjoyment and operation of BRG and the BRG Partnerships of their respective assets and the 1997-I Program Participants of the 1997-I Properties.

     4.13 Oil and Gas Properties

          (a) Each of BRG, and the BRG Partnerships and the 1997-I Program Participants has Good and Defensible Title to its respective interests in the BRG Oil and Gas Properties, the BRG Partnership Properties and the 1997-I Properties. None of the reserve or financial information relating to the transactions described herein and provided to Buyer cover the Individual Shareholder Interests.

          (b)  Each  of BRG  and the BRG  Partnerships  and the  1997-I  Program

     Participants has complied in all material respects with the terms of its Leases and other agreements relating to the BRG Oil and Gas Properties, the BRG Partnership Properties and the 1997-I Properties, and no claim adverse to the rights of BRG or the BRG Partnerships and the 1997-I Program Participants as lessee or assignee under any of such Leases or questioning their respective rights to the continued possession of the lands subject to the Leases has been asserted by any party.

     4.14 Compliance with Requirements of Laws. Except as listed or referred to in Schedule 4.14, and except as to matters not having a Material Adverse Effect, to BRG's knowledge, BRG, the BRG Partnerships and the 1997-I Program Participants and their respective properties are in compliance with all applicable Requirements of Laws.

     4.15 Payments. Except as set forth in Schedule 4.15, all accrued rentals, royalties, operating costs and expenses and other costs and expenses which are due from or are the responsibility of owners of the BRG Properties, the BRG Partnership Properties or the 1997-I Properties, as the case may be, have been timely paid, or if not paid, are being contested in good faith in the normal course of business under circumstances where adequate reserves have been established therefor and reflected in all appropriate financial statements.
Schedule 4.15 lists all outstanding payments or obligations exceeding the sum of $1,000 which are being contested by BRG, the BRG Partnerships or the 1997-I Program Participants.

     4.16 Benefit Plans.

          (a) Schedule 4.16(a) provides a description of each of the following which is sponsored, maintained or contributed to by BRG for the benefit of the employees of BRG, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date:

               (i) each  "employee  benefit  plan," as such term is  defined  in
          Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Benefit Plan");

               (ii) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice, or understanding which is not described in Section 4.16(a)(i) ("Benefit Program or Agreement").

          (b) True, correct, and complete copies of each of the Benefit Plans, and related trusts, if applicable, including all amendments thereto, have been furnished or made available to Buyer. There has also been furnished or made available to Buyer, with respect to each Benefit Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. True, correct, and complete copies or descriptions of all Benefit Programs and Agreements have also been furnished or made available to Buyer.

          (c) Except as otherwise set forth on Schedule 4.16(c),

               (i) BRG does not contribute to or have an obligation to contribute to, and has not at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA;

               (ii) All reports and disclosures relating to the Benefit Plans required to be filed with or furnished to governmental agencies, Benefit Plan participants or Benefit Plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner, and each Benefit Plan and each Benefit Program or Agreement has been administered in substantial compliance with its governing documents;

               (iii) Each of the Benefit  Plans  intended to be qualified  under
          Section 401 of the Code, (A) satisfies in form and operation the requirements of such Section except to the extent amendments are not required by law to be made until a date after the Closing Date, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, (C) has not, since receipt of the most recent favorable determination letter, been amended, and (D) has not been operated in a way that would adversely affect its qualified status;

               (iv) No Benefit Plan subject to Title IV of ERISA is sponsored, maintained or contributed to or has been sponsored, maintained or contributed to within six years prior to the Closing Date by BRG or any corporation, trade business or entity under common control with BRG, within the meaning of Section 414(b), (c) or (m) of the Code or
          Section 4001 of ERISA;

               (v) As to any Benefit Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of the Benefit Plan within the meaning of Section 411(d)(3) of the Code;

               (vi) No act, omission or transaction has occurred which would result in imposition on BRG of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA, or
          (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

          (vii) No Benefit Plan is or has been funded by BRG through a trust which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code;

          (d) Except as otherwise set forth in Schedule 7.9, BRG is not a party to any agreement, nor has it established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for BRG upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

          (e) Each Benefit Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

     4.17 Litigation. Except as set forth in Schedule 4.17, there is no judgment, order, decree, injunction or award, or claim, suit, action or administrative, arbitration or other proceeding (including but not limited to bankruptcy proceedings) or any kind of investigation pending or, to BRG's knowledge, threatened against or relating to BRG, the BRG Partnerships, the BRG Properties, the BRG Partnership Properties or the 1997-I Properties which seeks injunctive or other equitable relief or which reasonably may be expected to have a Material Adverse Effect, and none of BRG, the BRG Partnerships, any of their present directors, officers or employees, or, to the knowledge of BRG, any of their former directors, officers or employees or the 1997-I Program Participants has received or been advised of any unsatisfied request for information, notice, administrative inquiry or claim that could reasonably be expected to result in such judgment, order, decree, injunction, award, claim, suit, action or proceeding.

     4.18 Insurance. Schedule 4.18 sets forth a true and correct description of the insurance policies maintained by BRG and the BRG Partnerships (the "Insurance Policies"), including the amounts and type of coverage, applicable deductibles and any material exclusions thereto. No notice of cancellation or termination has been given to BRG or the BRG Partnerships by an insurer and none of BRG and the BRG Partnerships have any reason to believe that any insurer is contesting or intends to contest the validity, enforceability or collectibility of any of the Insurance Policies or intends to deny coverage thereunder. All premiums required to be paid have been paid in full through the Closing Date. No claims have been made against BRG or the BRG Partnerships with respect to the types of loss or damage covered by any of the Insurance Policies in excess of coverage under such policies or in excess of adequate reserves established therefor and reflected on the proper financial statements.

     4.19 Gas Imbalances. Schedule 4.19 sets forth (a) imbalances for overproduction and underproduction of Hydrocarbons from the BRG Oil and Gas Properties, the BRG Partnership Properties and the 1997-I Properties as of the dates shown on such Schedule 4.19, or as a result of the sale or transportation of Hydrocarbons by BRG, the 1997-I Program Participants or the BRG Partnerships or the pipeline operations of Charter Servicing Company, and (b) obligations of BRG, the 1997-I Program Participants and the BRG Partnerships as of the dates shown on such Schedule 4.19, for the delivery of Hydrocarbons attributable to the BRG Oil and Gas Properties, the BRG Partnership Properties and the 1997-I Properties in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor.

     4.20 Public Utility Holding Company Act. Neither BRG nor any subsidiary of BRG is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder.

     4.21 Investment Company Act.panNeither BRG nor any of Sellers is an "investment company" or a company "controlled" by an "investment company," in each case within the meaning of the Investment Company Act of 1940, as amended.

     4.22 Wells. During any period operated by BRG, and to the knowledge of BRG, during other periods (a) all of the wells in which BRG, the BRG Partnerships and the 1997-I Program Participants have an interest have been drilled and completed within the boundaries of the Leases or Units relating to such wells or within the limits otherwise permitted by contract, pooling or unitization agreement and by applicable law and (b) all such wells have been produced in compliance with allowables allocated thereto by the applicable governmental authority, except for such violations that would not or could not reasonably be expected to have a Material Adverse Effect.

     4.23 Condition of Equipment. To the knowledge of BRG, all wells, platforms, facilities, equipment, machinery and personal property owned or leased by BRG, the BRG Partnerships and the 1997-I Program Participants (a) are in an operable state of repair, subject to ordinary wear and tear, so as to be adequate for normal operations in accordance with standard industry practice, and to comply with the requirements of all applicable contracts, and (b) meet and comply with all Requirements of Law, in each case except where any such failure to be in good repair or comply with Requirements of Law would not or could not reasonably be expected to have a Material Adverse Effect. NOTWITHSTANDING THE FOREGOING, BUYER UNDERSTANDS AND AGREES THAT THE CONVEYANCE OF THE PERSONAL PROPERTY REFERRED TO HEREIN AT THE CLOSING SHALL BE MADE ON AN "AS IS, WHERE IS" BASIS, WITHOUT ANY WARRANTIES AS TO THE CONDITION OF THE PERSONAL PROPERTY INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     4.24 Evaluation Data. BRG, the BRG Partnerships, and the 1997-I Program Participants own or have the right to use without any limitations or restrictions adversely affecting the use of the same in the ordinary conduct of its business, all material technology, processes, maps, seismic records, shot points, field notes, interpretations and programs, all seismic, geological and geophysical information and libraries, and other proprietary information relating to the BRG Properties, the BRG Partnership Properties and the 1997-I Properties (collectively, "Evaluation Data"), and this Agreement has not altered or impaired, nor will alter or impair, any such rights or has breached, or will breach, any agreements with third party vendors or has required, or may require (whether in Sellers' or BRG's opinion or a third party vendor's opinion), payments of additional sums thereto, or has required, or may require (whether in BRG's opinion or a third party vendor's opinion), the return of any records or information, except in each case as would not or could not reasonably be expected to have a Material Adverse Effect. No person has any right to use or obtain access to any of the Evaluation Data, and no person has overtly challenged or questioned the validity or effectiveness of any license or agreement relating to the same or the right of BRG, the BRG Partnerships or the 1997-I Program Participants, as applicable, to use the same, except for such challenges or questions that could not reasonably be expected to have a Material Adverse Effect.

     4.25 Interaffiliate Transactions and Relationships.  Except as set forth in
Schedule 4.25, BRG is not a party to and none of the BRG Properties, BRG Partnership Properties or the 1997-I Program Properties is subject to any agreement with any of Sellers, or BRG Holding Company or BRG Production Company that survive the Closing.

     4.26 Well Status. Except as set forth in Schedule 4.26, there are no wells located on the Leases or included in the BRG Properties, the BRG Partnership Properties or the 1997-I Properties:

          (i) that any of BRG, the BRG Partnerships or the 1997-I Program Participants is currently obligated by law or contract to plug and abandon or will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because the wells are not currently capable of producing in commercial quantities;

          (ii) are subject to exceptions  to a  requirement  to plug and abandon
     issued  by  a  regulatory   authority  having  jurisdiction  over  the  BRG
     Properties, the BRG Partnership Properties or the 1997-I Properties; or

          (iii) to the knowledge of BRG, have been plugged and abandoned but have not been plugged or reclaimed in accordance with all applicable requirements of each regulatory authority having jurisdiction over such properties.


     4.27  Section  29 Status of  Certain  Properties.  (a) Each Well  listed in
Schedule 4.27 (a "Section 29 Well") (i) was drilled and fully completed as a well capable of producing from the formation(s) specified on such schedule after December 31, 1979 and prior to January 1, 1993, and (ii) produces gas that is a "qualified fuel" under section 29(c) of the Code and that qualifies for the maximum production tax credit under section 29(a) of the Code and is not subject to any limitation under section 29(b) of the Code; (b) no property (as such term is used in section 29(d)(4) of the Code) included in the properties listed on
Schedule 4.27 produced gas in marketable quantities from Devonian shale, coal seams, geopressurized brine or tight formation(s) prior to January 1, 1980; and
(c) the Section 29 Wells are perforated only in the formation(s) specified on such schedule and the gas produced from each Section 29 Well is not commingled with any gas that is not produced from such formation(s).

     4.28 Liabilities; Indebtedness. Except for liabilities incurred in the ordinary course of business and not material individually or in the aggregate to BRG and the BRG Partnerships on a consolidated basis, none of BRG, its subsidiaries or the BRG Partnerships (with respect to the BRG Partnership Properties) have any material (individually or in the aggregate) liabilities, direct or contingent except as provided for the Financial Statements or disclosed in Schedule 4.28 or any of the other Schedules hereto.

     4.29 No Material Misstatements or Omissions. Neither this Agreement nor any certificates or documents made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made. To the knowledge of BRG, there is no fact or information relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of BRG that has not been disclosed to Buyer in writing by Sellers' Representative which could result in a Material Adverse Effect.

     4.30 Bankruptcy. There is no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to the knowledge of Sellers, threatened against any of Sellers or their respective affiliates.

     4.31 Representations Apply to Subsidiaries of BRG. The representations and warranties contained in this Article IV to the extent applicable to BRG or its assets shall also be deemed to cover and extend to Charter Servicing Company and its assets in all respects.

     4.32 Allocation of Purchase Price. The allocation of the Purchase Price with respect to each of the BRG Partnerships and to the BRG 1997-I Oil and Gas Program has been independently made by BRG and has been made (i) in accordance with the partnership agreements of the BRG Partnerships and the program agreement of the BRG 1997-I Oil and Gas Program, and (ii) in full satisfaction of BRG's fiduciary responsibilities and duties to the limited partners of the BRG Partnerships and the 1997-I Program Participants.

     4.33 BRG 1997-I Oil and Gas Program Funds. All monies in program funds relating to the BRG 1997-I Oil and Gas Program have been expended and no further drilling obligations by BRG as program administrator, exist or are continuing under the BRG 1997-I Oil and Gas Program

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Sellers and agrees as follows:

     5.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business activities or its ownership or leasing of property makes such qualification necessary. Buyer has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

     5.2 Authority of Buyer. Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by Buyer's board of directors and do not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

     5.3 No Conflict. Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (a) violate or conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) the certificate or articles of incorporation or By-laws of Buyer, (ii) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction obligation or agreement to which Buyer is a party or any of its properties is subject or by which Buyer is bound, (iii) any Court Order to which Buyer is a party or by which it is bound or (iv) any Requirements of Laws affecting Buyer; or

          (b) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person or court.

     5.4 No Finder. None of Buyer, any of its Affiliates nor any Person acting on behalf of any of them has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     5.5 Investment Representation. The Shares, the BRG Partnership Properties and the 1997-I Properties are being acquired by Buyer for its own account for investment purposes only, and not with a view to the sale or distribution of any part thereof.

     5.6 Financial Ability. Buyer has sufficient cash, commitments from responsible lending institutions, available lines of credit or such other sources of immediately available cash, to enable it to deliver the Purchase Price (less the Earnest Money) at the Closing.

                                   ARTICLE VI

                        ACTIONS PRIOR TO THE CLOSING DATE

     The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

     6.1 Investigation of the Company by Buyer. Sellers shall afford to the officers, employees and authorized representatives of Buyer (including its independent public accountants and attorneys) complete access during normal business hours to the offices, properties, employees, books, contracts, documents and business and financial records of BRG and the BRG Partnerships (and the 1997-I Program Participants to the extent relating to the 1997-I Properties) to the extent Buyer shall deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information, including an opportunity to discuss such information with senior management, concerning the assets, business and the operations of BRG and the BRG Partnerships (and the 1997-I Program Participants to the extent relating to the 1997-I Properties) as shall be reasonably requested, including all such information as shall be necessary to enable Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Sellers contained in this Agreement have been complied with, to determine whether the conditions set forth herein have been satisfied or to satisfy due diligence requirements of Buyer's lender, if any, or as may otherwise be necessary to enable Buyer to obtain financing. Without limiting the foregoing, Buyer shall have the right to conduct an environmental audit of the BRG Properties, the BRG Partnership Properties and the 1997-I Properties. Buyer agrees that all such investigations shall be conducted in such a manner as not to interfere unreasonably with the operations of BRG or the BRG Partnerships. All inspections pursuant to this Section 6.1 shall be at Buyer's sole risk, cost and expense and Buyer agrees to comply with the rules, regulations and instructions issued by Sellers and other operators regarding the actions of Buyer while upon, entering or leaving the property of BRG and the BRG Partnerships.

     6.2 Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Article IV or V of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit, claim, investigation or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Sellers shall promptly notify Buyer of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against BRG or the BRG Partnerships or affecting the BRG Properties, the BRG Partnership Properties or the 1997-I Properties.

     6.3 Consents to Third Parties; Governmental Approvals. During the period prior to the Closing Date, Sellers and Buyer shall act diligently and reasonably, and shall cooperate with each other, in making any required filing or notification and in securing any consents, approvals and waivers of any Governmental Body or any third Persons required to be obtained in order to permit the consummation of the transactions contemplated by this Agreement. Sellers' Representative shall use its reasonable efforts to obtain the consents and approvals to the applicable transactions contemplated hereby from all of the limited partners of the BRG Partnerships and all of the 1997-I Program Participants. Sellers' Representative shall consult with Buyer regarding the form and substance of requests for consents, waivers and approvals.

     6.4 Excluded Assets. Prior to the Closing, BRG shall contribute to BRG Holding Company, Inc. the Excluded Assets specifically set forth in Schedule 6.4 and BRG Holding Company, Inc. shall assume all liabilities associated with such Excluded Assets, whether attributable to the time period prior to or after such contribution. It is understood and acknowledged that BRG and BRG Petroleum Corporation have entered into, or will enter into, a stock purchase agreement reasonably acceptable in form and substance to Buyer, pursuant to which, at the time specified in Section 2.1 hereof, BRG Petroleum Corporation will purchase from BRG all of the outstanding capital stock of BRG Holding Company, Inc. and BRG Production Company for an aggregate purchase price of $2,472,000 and the indemnification of BRG, its affiliates, shareholders, officers, directors, employees and agents for all liabilities associated with the ownership of BRG Holding Company, Inc. or BRG Production Company or the assets or operations of such companies (the "Subsidiary Transfer"). Also, the Principal Sellers will guarantee unto BRG (and each indemnified party above mentioned) the performance and payment of all obligations of BRG Petroleum Corporation under the terms of such stock purchase agreement. In addition, prior to the Closing, BRG Holding Company, Inc. shall be substituted for, to the extent reasonably possible, as program administrator of the 1997-I Oil and Gas Program with respect to the 1997-I Program Participants. To the extent BRG Holding Company, Inc. is not substituted as program administrator of the 1997-I Oil and Gas Program, at Buyer's request prior to the Closing, it shall contract with BRG to perform all of the services required of the program administrator. BRG Holding Company, Inc. shall indemnify BRG, its affiliates, shareholders, officers, directors, employees and agents and hold it harmless from any liability, loss, cost, expenses or damages BRG may incur or suffer after Closing as a current or former general partner of any of the BRG Partnerships or as program administrator of the 1997-I Oil and Gas Program (whether such liability, loss, cost, expenses or damages relate to periods of time prior to or after the Closing Date). Buyer and the BRG Shareholders specifically acknowledge and consent to such transfer and assignment of assets and the proposed sale of BRG Holding Company, Inc. and BRG Production Company to BRG Petroleum Corporation.

     6.5 BRG Options. On the Closing Date, each outstanding employee stock option to purchase shares of the capital stock of BRG (a "BRG Option") shall be converted into the right to receive a cash amount equal to (i) the product of the number of the shares which are issuable upon exercise of such BRG Option in full, multiplied by the Purchase Price per Share as set forth on Schedule 2.4 after taking into account the adjustments provided for in Section 2.5 above, less (ii) the aggregate exercise price of such BRG Option. BRG shall take all necessary action prior to the Closing Date to facilitate the conversion and payment in consideration for the BRG Options described in this Section 6.5, including without limitation, the agreement and consent from each holder of a BRG Option agreeing to exchange his or her BRG Options at the Closing Date for the cash payment set forth above. BRG shall withhold all income or other taxes as required under applicable law prior to distribution of the cash amount received under this Section 6.5 to the holders of BRG Options.

     6.6 Covenants Regarding Employee Benefit Plan and Employees. BRG shall:

          (a) not adopt, amend (other than amendments that reduce the amounts payable by BRG, or amendments required by law to preserve the qualified status of a Benefit Plan) or assume an obligation to contribute to any Benefit Plan or collective bargaining agreement or enter into any employment, severance or similar contract with any person (including without limitation, contracts with management of BRG that might require that payments be made upon the consummation of the transactions contemplated hereby) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder;

          (b) not grant any increase in compensation or pay any bonus to any employees except for bonuses or other payments to employees which result in corresponding adjustments to the Adjusted Working Capital of BRG at the Closing Date;

          (c) not (i) engage in any transaction (either acting alone or in conjunction with Seller, any Benefit Plan or trust created thereunder) in connection with which BRG could be subjected (directly or indirectly) to either breach of fiduciary duty liability damages under Section 409 of ERISA, a civil penalty assessed pursuant to subsections (c), (i) or (1) of
     Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, (ii) terminate any Benefit Plan in a manner, or take any other action with respect to any Benefit Plan, that could result in the liability of BRG to any person, (iii) take any action that could adversely affect the qualification of any Benefit Plan or its compliance with the applicable requirements of ERISA or (iv) fail to make full payment when due of all amounts which, under the provisions of any Benefit Plan, any agreement relating thereto or applicable law, BRG is required to pay as contributions thereto; and

          (d) file, on a timely basis, all reports and forms required by federal regulations with respect to any Benefit Plan.

     6.7 Other Interim Covenants. Until the Closing, BRG and its subsidiaries and the BRG Partnerships shall comply, and Sellers shall cause BRG and its subsidiaries and the BRG Partnerships to comply, with the provisions set forth below except as may otherwise be agreed to by Buyer in writing:

          (a) BRG and the BRG Partnerships shall operate their respective businesses and the BRG Properties and the BRG Partnership Properties in the ordinary course;

          (b) None of BRG, the BRG Partnerships (with respect to the BRG Partnership Properties) or the 1997-I Program Participants (with respect to the 1997-I Properties) will, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, commit to any operation reasonably anticipated by Sellers to require future capital expenditures by any of such parties, individually or in the aggregate, in excess of $100,000, or terminate, materially amend, execute or extend any material agreements affecting the BRG Properties, the BRG Partnership Properties or the 1997-I Properties;

          (c) none of BRG or any BRG Partnership shall (i) amend its Organizational Documents or enter into any merger or consolidation agreement, (ii) acquire or agree to acquire all or substantially all of the assets of another entity, (iii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class or any other securities or equity equivalents or amend any of the terms of any such securities or agreements or enter into any voting agreements with respect to any capital stock of the Company, (iv) except for distribution and/or dividends of cash (without duplication) (A) not in excess of the amount of cash in bank accounts immediately prior to May 1, 1998, or (B) from revenues, proceeds and/or receivables attributable to the period of time prior to May 1, 1998, declare or pay of any dividend on, or make any other distribution with respect to, the BRG Shares or BRG Partnerships;

          (d) none of BRG, the BRG Partnerships or the 1997-I Program Participants shall transfer, sell, hypothecate, encumber or otherwise dispose of any of the material BRG Properties, BRG Partnership Properties or the 1997-I Properties, or incur or assume any material liabilities except for dispositions made, or liabilities incurred, in the ordinary course of business consistent with past practices;

          (e) none of BRG, the BRG Partnerships or the 1997-I Program Participants shall, with respect to the BRG Properties, the BRG Partnership Properties or the 1997-I Properties, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or entity except in the ordinary course of business consistent with past practices and in amounts not material taken as a whole or make any loans, advances or capital contributions to or investments in any other Person, other than in the ordinary course of business consistent with past practices and in amounts not material taken as a whole;

          (f) Sellers shall maintain generally insurance coverage on the BRG Properties, the BRG Partnership Properties and the 1997-I Properties presently furnished by nonaffiliated third parties in the amounts and of the types currently in force;

          (g) BRG shall not implement or adopt (i) any material change in its accounting methods or principles or the application thereof (including depreciation lives) or (ii) any material change in its tax methods or principles or the application thereof (including depreciation lives) except as may be required by Requirements of Law;

          (h) BRG shall not identify any additional prospects to become subject to the terms of those certain participation program agreements dated various dates between BRG and James L. Burkhart, B. J. Reid, Robert E. Gee, Michael W. Burkhart and J. Keith Burkhart; and

          (i) during the period prior to the Closing Date, Sellers' Representative shall use its reasonable efforts to obtain a release of liability from the 1997-I Program Participants associated with BRG acting in the capacity as program administrator of the BRG 1997-I Oil & Gas Program in a form acceptable to Buyer.

     No provisions of this Section 6.7 shall prohibit Sellers from performing any of their respective obligations under any of the provisions of this Agreement.

     6.8 Title Defects.

          (a) At least 15 days prior to Closing (the "Notification Deadline"), Buyer shall notify BRG in writing (such notice being herein referred to as a "Defect Notice") of any matter that causes the title of BRG or any of the BRG Partnerships or any of the 1997-I Program Participants to any of the Units, Lease or Wells not to be Good and Defensible Title (a "Title Defect"). Such Defect Notice shall include:

               (i) a description of the Title Defect and the basis for claiming same;

               (ii) the Lease, Unit or Well (or portions thereof) affected by such Title Defect;

               (iii) the Buyer's proposed Designated Value of the property subject to such Title Defect; and

               (iv) the amount that Buyer believes to be the Defect Value attributable to such Title Defect.

         Additionally, from the date hereof until the fifth day prior to the Notification Deadline, BRG shall, and shall cause their respective officers and employees to, notify Buyer in writing of any Title Defects discovered by such Person promptly following such discovery.

               (b) BRG shall use its best efforts to cure, at BRG's sole cost and expense (which costs and expenses will be reflected in the Adjusted Working Capital reflected in the Closing Balance Sheet), all Title Defects of which it becomes aware prior to Closing, and in each case with respect to any Title Defects that are cured, shall provide Buyer with reasonably satisfactory proof thereof; provided, however, that Sellers shall not be required to use such best efforts with respect to any Title Defects for which Sellers' Representative and Buyer have agreed upon a Defect Value.

               (c) The "Designated Value" for any Lease, Unit or Well shall be the amount agreed upon by Buyer and BRG which the parties commit to negotiate in good faith, provided, however, that in the event that the parties are unable to reach agreement on the Designated Value after a period of one full business day after the receipt by BRG of the Defect Notice containing Buyer's proposed Designated Value, the Designated Value shall be determined by the independent petroleum engineering firm of Ryder Scott Company. Each of the parties commits to promptly provide all information and material relevant to the issue in its possession to such firm as promptly as practical. Such firm shall provide its opinion of the Designated Value within two business days from the date of receipt of the information and materials from all parties and the decision of such firm shall be final and binding on all parties. The costs and expenses of obtaining such determination shall be paid and borne by the parties equally.

               (d) As used herein, the term "Defect Value" shall mean with respect to each Title Defect, the reduction in the Designated Value of the affected Lease, Unit or Well, as applicable, as a result of the existence of such Title Defect.

               (e) If BRG does not agree with Buyer's proposed Defect Value with respect to a Title Defect or the parties are unable to agree upon whether a Title Defect exists, then Buyer and BRG shall enter into good-faith negotiations and shall attempt to agree upon such matter, and any values to be agreed upon shall be based on the allocated value on Schedule 2.4 for the group of properties to which such Lease, Unit, or Well relates; provided that if the Title Defect is the result of a discovery that BRG, any of the BRG Partnerships or any of the 1997-I Program Participants owns less than the NRI for such Well or Unit, then Buyer and BRG agree that the reduction to the Purchase Price shall be equal to the product of the Designated Value of such Well or Unit and the percentage reduction in such NRI as a result of the Title Defect.

               (f) If Buyer and BRG cannot reach agreement on the existence of a

          Title Defect, or the Defect Value attributable to a Title Defect, in any case within 10 days after the commencement of good-faith negotiations pursuant to subparagraph (e) above, at either party's option, upon notice to the other party, such matter shall be determined by a title attorney with at least 10 years' experience in oil and gas titles in the state in which the Units or Wells (or majority of Units or Wells) in question are located as selected by mutual agreement of Buyer and BRG or absent such agreement during the 10-day period, by the Houston office of the American Arbitration Association (the "Title Arbitrator"). The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section. The Title Arbitrator's determination shall be made within 10 days after submission of the matters in dispute and shall be final and binding upon both parties, without right of appeal. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Title Defect or Defect Value submitted by either party and may not award damages, interest or penalties to either party with respect to any matter. Sellers and Buyer shall bear their own respective legal fees and other costs of presenting its case. Each party shall bear one-half of the costs and expenses of the Title Arbitrator.

               (g) To the extent that Buyer has knowledge of any Title Defect prior to the execution of this Agreement, the Sellers acknowledge that Buyer shall not be deemed to have waived any of its rights hereunder to an adjustment in the Purchase Price on account of any such Title Defect.

     6.9 Audited Financials. On or before April 15, 1998, Sellers shall deliver to Buyer the audited consolidated financial statement for the year ended December 31, 1997. The defined term "Financial Statements" shall be deemed to include (in addition to the other financial statements included in such defined term) such audited financial statements for all purposes after the delivery thereof. Such audited financials shall not be materially different from the draft audited financials previously submitted to Buyer by Sellers.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     7.1 Access to Records after Closing.

               (a) For a period of six years after the Closing Date, Sellers and their representatives shall have reasonable access to all of the files, data, books and records of BRG, the BRG Partnerships and the BRG 1997-I Oil and Gas Program relating to the period of time prior to and including the Closing Date and shall have an opportunity to make copies of such materials. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Sellers shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 7.1. If Buyer shall desire to dispose or permit the disposal of any of such files, data, books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Sellers a reasonable opportunity, at Sellers' expense, to segregate and remove such files, data, books and records as Sellers may select. Sellers shall keep, and shall cause their respective agents, employees, representatives and affiliates to keep, confidential, and not use for any competitive purposes, any confidential information to which they have access pursuant hereto for a period of two years from the date after the Closing Date that they access such confidential information.

               (b) For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the files, data, books and records relating to BRG, the BRG Partnerships and the BRG 1997-I Oil and Gas Program, if any, which Sellers may retain after the Closing Date and shall have an opportunity to make copies of such materials. Such access shall be afforded by Sellers upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 7.1. If Sellers shall desire to dispose or permit the disposal of any of such files, data, books and records prior to the expiration of such six-year period, Sellers shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such files, data, books and records as Buyer may select.

     7.2 Confidentiality Agreement. The Confidentiality Agreement shall remain in full force and effect following the execution of this Agreement until Closing or as provided in Section 9.3 and is hereby incorporated herein by reference and shall constitute a part of this Agreement for all purposes. Any and all information received by Buyer pursuant to the terms and provisions of this Agreement shall be governed by the applicable terms and provisions of the Confidentiality Agreement.

     7.3 No Public Announcement. Except as Buyer and Sellers may otherwise consent to in writing (which consent shall not be unreasonably withheld), neither Buyer nor Sellers shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange or quotation system, in which case, to the extent practicable, the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and, if applicable, Securities and Exchange Commission disclosure obligations.

     7.4 Expenses and Sales Taxes. All legal, accounting and other fees, costs and expenses incurred in connection with, or arising out of the obligations contained in this Agreement and the transactions contemplated hereby ("Transaction Expenses") which are attributable to the BRG Shareholders shall be payable by BRG, all Transaction Expenses attributable to each BRG Partnership shall be paid by that BRG Partnership and all Transaction Expenses attributable to each 1997-I Program Participant shall be payable by such 1997-I Program Participant. All such Transaction Expenses shall be paid by the Purchase Price adjustment provided for in the first sentence of Section 2.5 hereof, except for Transactional Expenses incurred pursuant to Section 2.7(c) hereof. All Transaction Expenses attributable to Buyer shall be paid by Buyer. All sales taxes, if any, payable by reason of the transfers of the BRG Partnership Properties and the 1997-I Properties will be paid by Buyer and Buyer shall, or shall cause BRG to, file all returns, reports or statements, if any, that may be required or appropriate in connection with the transactions contemplated by this Agreement.

     7.5 Further Assurances. From time to time following the Closing, each of the parties hereto shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto.

     7.6 Change of Corporate Name. Buyer will cause BRG to change its corporate name to a name not confusingly similar to "BRG Petroleum" within 120 days following the Closing Date. Prior to such change of name, Buyer shall, if requested by Sellers' Representative, give Sellers' Representative or its designee consent to use of the name "BRG" or "BRG Petroleum." Following such change of name, Buyer shall (a) remove or cause to be removed the name, marks and logos of BRG from the BRG Property, the BRG Partnership Properties and the 1997-I Properties, and (b) file an appropriate notice of such change of name in the real estate records of each county of each state where the BRG Oil and Gas Properties, the BRG Partnership Properties and the 1997-I Properties are located.

     7.7 Indemnification of Sellers for Environmental Liabilities. All Environmental Liabilities attributable to conditions existing and operations conducted on the BRG Property (except for the Excluded Assets), the BRG Partnership Properties and the 1997-I Properties, whenever discovered, shall be liabilities of BRG, and from and after the Closing Buyer shall indemnify, defend, and hold harmless Sellers from and against all loss, cost, liability or expense attributable thereto or resulting therefrom.

     7.8 Tax Returns; Payments and Refunds. Following the Closing Date, Sellers' Representative shall prepare, with the assistance of Magee Rausch & Shelton, LLP, Tulsa, Oklahoma, and timely file with the appropriate federal, state and local agencies all Tax Returns relating to BRG, the BRG Partnerships and the tax partnership comprised of 1997-I Program Participants for periods ending on or prior to the Closing Date, including the consolidated federal income Tax Return of the affiliated group of which BRG is the common parent for the short period ending on the Closing Date. Not later than 30 days prior to the due date (including extensions) for filing any Tax Return described in the preceding sentence, Sellers' Representative shall deliver to Buyer a copy of such Tax Return and shall allow Buyer to review, comment upon and approve such Tax Return without unreasonable delay. The parties good faith estimate of the costs associated with the preparation of such Tax Returns and the Taxes due by BRG for the period ending on the Closing Date shall be a liability of each of BRG and the BRG Partnerships for purposes of calculating its Adjusted Working Capital. The parties good faith estimate of any refund of Taxes due to BRG for the period ending on the Closing Date shall be an asset of BRG for purposes of calculating its Adjusted Working Capital. Buyer shall pay to Sellers' Representative the amount of any refund of federal income Taxes related to the carryback of any losses incurred during the taxable year of BRG that includes the Closing Date, but only to the extent the amount of such Tax refund (i) is actually received by the Buyer, (ii) is specifically attributable to the carryback of such losses, and (iii) is not reflected or otherwise provided for in the Closing Date Balance Sheet. Buyer shall have no obligation to pursue any such claim for refund.

     7.9 Employee Relations and Benefits. Sellers' Representative shall take such action as is necessary to transfer the employment of the employees of BRG and Charter Servicing Company to BRG Petroleum Corporation prior to the Closing Date. Sellers' Representative shall take such action as is necessary and possible under the terms of the Benefit Plans to cause (i) the Benefit Plans and all liabilities thereunder (whether occurring prior to or after the Closing
Date) to be assumed by BRG Petroleum Corporation, (ii) BRG to cease as of the Closing Date to be participating employers in any of the Benefit Plans and (iii) BRG to have no liability as of and after the Closing Date in respect of any Benefit Plan. It is understood that Buyer has no commitment or plans to employ any of the employees of BRG or any of its subsidiaries after the Closing. Nevertheless, in the event that any such employee is offered employment with and is employed by Buyer or BRG or any Affiliate thereof within three months after Closing, service by such employees with BRG shall be recognized under the employee benefit plans maintained by the Buyer, BRG or any Affiliate thereof for the benefit of such employees, for all purposes, including without limitation participation, coverage, vesting and level of benefits, as applicable, but not in excess of the maximum credit available to Buyer's employees under such plans.
Schedule 7.9 describes the severance benefits to be provided by BRG for its employees. Any amounts payable to such employees by BRG shall be taken into account in connection with the calculation of the Closing Adjusted Working Capital of BRG for purposes of Section 2.5.

     7.10 Release and Indemnification of Resigning Officers and Directors. Upon receipt of the resignation of each of the officers and directors of BRG at the Closing, Buyer and BRG shall agree to release such individual from any and all claims, costs, liabilities and actions that they may have against such individual (except in connection with the transactions contemplated hereby). Buyer further agrees to not allow BRG to amend its Organizational Documents to eliminate or alter (except to provide more generous indemnification or limitation of liability provisions for former officers and directors) any indemnification or limitation of liability provisions intended to benefit the officers and directors of BRG.

     7.11 Insurance Coverage. Subject to approval by the BRG insurance carrier or carriers, prior to the Closing Date, BRG and Sellers shall take such action as may be necessary and as is reasonably acceptable to Buyer to split the current insurance coverage of BRG, the BRG Partnerships and the 1997-I Properties so that the Excluded Assets and operations to be conducted in connection therewith will continue to be covered as will the BRG Properties, BRG Partnership Properties, 1997-I Properties and the ongoing operations and activities of BRG.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

     8.1 Conditions to Buyer's Obligations. The obligations of Buyer to purchase the Shares, the BRG Partnership Properties and the 1997-I Properties pursuant to this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) There shall have been no material breach or breaches by Sellers in the performance of any of their covenants and agreements herein; each of the representations and warranties of Sellers contained or referred to herein shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date and signed on behalf of BRG and the BRG Partnerships by the chief executive officer of Sellers' Representative in addition to the other deliveries specified in Section 3.2.

          (b) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement; and Sellers shall have delivered to Buyer a certificate to such effect, dated the Closing Date and signed on behalf of BRG and the BRG Partnerships by Seller's Representative.

          (c) The parties shall have received all approvals and actions of or by all Governmental Bodies and other Persons which are necessary to consummate the transactions contemplated hereby and which are required to be obtained prior to the Closing by applicable Requirements of Laws or contractual or other obligations.

          (d) BRG and the BRG Partnerships shall have received consents or waivers of preferential purchase rights from the other parties to all contracts, leases, agreements and permits to which either BRG or the BRG Partnerships is a party or by which BRG or the BRG Partnerships or any of its assets or properties is affected and which are required to consummate the transactions contemplated hereby.

          (e) All actions to be taken by Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

          (f) All of the BRG Partnerships shall have received the necessary consents required from the limited partners thereof as may be required for the sale of the BRG Partnership Properties.

          (g) BRG Holding Company, Inc. shall have become the general partner of the BRG Partnerships (and the liabilities associated therewith assumed by BRG Holding Company, Inc.) pursuant to an assignment and assumption form or other appropriate instrument acceptable to Buyer.

          (h) The transactions contemplated by the stock purchase agreement entered into by BRG pursuant to Section 6.4 hereof shall have been consummated on terms acceptable to Buyer and any demand note or other payment obligations given by the purchaser in connection therewith shall have been fully satisfied.

          (i) A majority in interest of the limited partners of the BRG Partnerships shall have provided a release of liability associated with BRG acting in the capacity as general partner of the BRG Partnerships in a form acceptable to Buyer.

          (j) Buyer shall have received an opinion of Conner & Winters, A Professional Corporation, dated as of the Closing Date, that addresses the matters set forth in Sections 4.1(a), 4.1(b), 4.1(c), 4.2, 4.3(a), 4.3(b)
     and 10.4 hereof, including such exceptions and assumptions as are customary in such opinions, in form and substance acceptable to Buyer.

          (k) The consents of all of the holders of the outstanding options to purchase shares of BRG stock and/or the amendments to the stock option agreements contemplated by Section 6.5 hereof shall have been obtained or agreed to by each of the holders of such stock options and Buyer shall have received evidence of such consents or amendments.

          (l) All credit cards and turnpike passes held in the name of BRG shall have either been canceled or a release of liability shall have been obtained and delivered to Buyer evidencing the release of any and all liability or obligation of BRG as to such credit cards and turnpike passes and such accounts shall have been transferred out of the name of BRG.

          (m) All of the participation program agreements entered into between BRG and James L. Burkhart, B.J. Reid, Robert E. Gee, Michael W. Burkhart and J. Keith Burkhart, shall have been terminated; provided, however, all obligations and benefits arising under such participation program agreements for prospects identified prior to the execution of this Agreement shall remain in full force and effect.

          (n) All amounts owing under the Special Loan Agreement dated August 30, 1996, between BRG and NationsBank, N.A. as ultimate successor to Bank IV Oklahoma, National Association and the Supplemental Loan Agreement dated December 31, 1996, between BRG and NationsBank, N.A., as successor to Boatman's National Bank of Oklahoma, shall have been fully satisfied and releases of all liens on BRG Properties shall have been obtained from the respective bank.

          (o) All intercompany indebtedness among BRG and its subsidiaries shall have been paid in full or otherwise eliminated and evidence thereof shall be provided to Buyer.

     8.2 Conditions to Sellers' Obligations. The obligations of Sellers to sell the Shares, the BRG Partnership Properties and the 1997-I Properties pursuant to this Agreement shall, at the option of Sellers, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) There shall have been no material breach by Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to in this Agreement shall be true and correct on the Closing Date as though made on the Closing Date; and there shall have been delivered to Sellers a certificate to such effect, dated the Closing Date and signed on behalf of Buyer by the chief executive officer of Buyer.

          (b) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement; and Buyer shall have delivered to Sellers a certificate to such effect, dated the Closing Date and signed on behalf of Buyer by the chief executive officer of Buyer.

          (c) The parties shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby and which are required to be obtained prior to the Closing by applicable Requirements of Laws.

          (d) BRG shall have received the requisite approvals from the participants of the 1997-I Program for the sale of the 1997-I Properties and the BRG Partnerships shall have received the necessary consents required from the limited partners of the BRG Partnerships for the sale of the BRG Partnership Properties.

                  (e) BRG shall have consummated a stock purchase agreement with BRG Petroleum Corporation, providing for, among other things, the sale of all of the capital stock of BRG Holding Company, Inc. and BRG Production Company to BRG Petroleum Corporation, and the consummation of the transactions contemplated thereunder shall have occurred prior to the Closing.

                  (f) All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Sellers.

                                   ARTICLE IX

TERMINATION                                          TERMINATION

     9.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

          (a) by the mutual consent of Buyer and Sellers;

          (b) by Buyer or Sellers if the Closing shall not have occurred on or before June 15, 1998 (or such later date as may be mutually agreed to by Buyer and Sellers), for any reason other than the breach or default by the party desiring to terminate;

          (c) by Buyer in the event of any material breach or breaches by Sellers of any of Sellers' agreements, representations or warranties contained herein;

          (d) by Sellers in the event of any material breach by Buyer of any of Buyer's agreements, representations or warranties contained herein.

     9.2 Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 9.1 shall give notice of such termination to the other party to this Agreement.

     9.3 Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article IX, all further obligations of the parties under this Agreement shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its breach of this Agreement. Notwithstanding the preceding sentence, the provisions of Sections 2.3, 7.3 and 7.4 , and the Confidentiality Agreement (which shall continue pursuant to its terms) shall survive any termination hereof pursuant to Section 9.1.

                                    ARTICLE X

                               GENERAL PROVISIONS

10.1 Survival of Representations, Warranties, Covenants and
     Agreements/Indemnities

          (a)  Except  as  provided  in  this  Section  10.1(a),   none  of  the
     representations, warranties, covenants or agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement, and no agreements or obligations arising under the Confidentiality Agreement, shall survive the consummation of the transactions contemplated hereunder. The representations and warranties contained in Sections 4.2, 4.3, 4.8, and
     4.28 and the agreements contained in Sections 6.7, 7.1, 7.3, 7.5, 7.6, and 7.8, and the certificates delivered at Closing, to the extent pertaining to such representations, warranties and agreements, shall survive the Closing until the first anniversary of the Closing Date at which time they shall expire. The representations and warranties contained in Sections 4.1, 4.16, 4.32, 6.4, 6.6., 7.7., 7.9 and 7.10 and Article 10 and the certificates delivered at Closing, to the extent pertaining to such representations, warranties and agreements, shall survive the Closing until the expiration of the applicable limitations period. Notwithstanding the foregoing, any representation, warranty or agreement that is the subject of a Claim Notice timely delivered shall survive with respect to the specific matter described in the such Claim Notice until the earlier to occur of (i) the date on which a final nonappealable resolution of the matter described in such Claim Notice has been reached or (ii) the date on which the matter described in such Claim Notice has otherwise reached final resolution.

          (b) Sellers severally and not jointly hereby agree to protect, defend, indemnify and hold harmless Buyer and BRG and their respective affiliates, officers, directors, agents and representatives (the "Indemnitees") from and against,

               (i) all Taxes imposed and all costs and expenses (including, without limitation, litigation costs and reasonable attorneys' and accountants' fees and disbursements) incurred as a result of a claim, notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for:

                    (A) Any Taxes of BRG or any BRG Partnership  attributable to any Pre-Closing Taxable Period to the extent such Taxes exceed the aggregate amount accrued or reserved for Taxes on the Closing Date Balance Sheet (the "Tax Accrual"); provided, however, that amounts accrued or reserved for deferred Taxes established to reflect timing differences between book and Tax income shall not be included in the Tax Accrual.

                    (B) Any  Taxes  of any  entity  (other  than BRG and the BRG
               Partnerships) that is or was a member of any group of entities filing a consolidated, combined or unitary Tax Return of which BRG or any BRG Partnership was a member at any time on or prior to the Closing Date;

                    (C) Any Taxes attributable to the transactions  contemplated by this Agreement other than any Taxes that may be incurred as a result of an election made or other action taken by Buyer or BRG after the Closing, including any election under Section 338 of the Code; and

               (ii) all Damages arising out of, resulting from or relating to any breach of the representations and warranties or obligations of Sellers that survive the Closing under this Agreement.

         Notwithstanding   anything  in  this  Agreement  to  the  contrary,  no
         indemnification payment for Damages suffered or incurred by an Indemnitee shall be made to such Indemnitee, until the amount which all Indemnitees under this Agreement would otherwise be entitled to receive as indemnification under this Agreement aggregates in excess of the sum of $1,000,000 (such sum, hereinafter, the "Threshold"), at which time each Indemnitee shall be entitled to recover any and all amounts for which a claim for indemnity has theretofore been made, in excess of the amount of the Threshold. Each Seller other than those Sellers listed in
         Schedule  10.1  (the  "Principal  Sellers");   shall  be  obligated  to
         indemnify the Indemnitees only for such Seller's pro rata portion (based on such Sellers' relative ownership interests) of any Damages which are attributable to the entity or assets in which such Seller had an ownership interest. The Sellers listed in Schedule 10.1 shall be jointly and severally liable to any Indemnitee for indemnification claims hereunder; provided, however, that the limitation provided in the last sentence of this subparagraph (b) shall still be applicable and that such Sellers shall have rights of contribution from all other Sellers who may be liable for any such claim. No claim for indemnification may be submitted under subparagraph (i) hereof after the limitations period for asserting or claiming an assessment by a Governmental Body or other taxing authority has expired or would have expired but for extensions of filing any returns or tolling or extensions of the applicable limitations period that may have been obtained, requested or agreed to subsequent to Closing. No claim for indemnification may be submitted under subparagraph (ii) after the expiration of the survival period provided for in subparagraph (a). No Seller shall be liable for indemnification hereunder for an amount in excess of the portion of the Purchase Price finally received by him, her or it after all adjustments.

               (c) All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                    (i) To make claim for indemnification  under this Agreement, an indemnified party shall notify the indemnifying party of its claim under the applicable indemnity, including the specific details of and specific basis under this Agreement for its claim (the "Claim Notice"). In the event that the claim for indemnification is based upon a claim by a third party against the indemnified party (a "Claim"), the indemnified party shall provide its Claim Notice promptly after the indemnified party has actual knowledge of the Claim and shall enclose a copy of all papers (if any) served with respect to the Claim; provided that the failure of any indemnified party to give notice of a Claim as provided in this Section 10.1(c) shall not relieve the indemnifying party of its obligations under the indemnities set forth in this Agreement except to the extent such failure results in insufficient time being available to permit the indemnifying party to effectively defend against the Claim or otherwise prejudices the indemnifying party's ability to defend against the claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement that survives the Closing, then the Claim Notice shall specify the representation, warranty, covenant or agreement which was inaccurate or breached.

                    (ii) In the case of a claim for indemnification based upon a
               Claim, the indemnifying party shall have 30 days from its receipt of the Claim Notice to notify the indemnified party whether it admits or denies its liability to defend the indemnified party against such Claim at the sole cost and expense of the indemnifying party. The indemnified party is authorized, prior to and during such 30-day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the indemnifying party and that is not prejudicial to the indemnifying party.

                    (iii) If the  indemnifying  party admits its  liability,  it shall have the right and obligation to diligently defend, at its sole cost and expense, the Claim. The indemnifying party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the indemnified party agrees to cooperate in contesting any Claim which the indemnifying party elects to contest. The indemnified party may participate in, but not control, any defense or settlement of any Claim controlled by the indemnifying party pursuant to this Section. An indemnifying party shall not, without the written consent of the indemnified party, (i) settle any Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the indemnified party from all liability in respect of such Claim or (ii) settle any Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the indemnified party (other than as a result of money damages covered by the indemnity).

                    (iv) If the indemnifying  party does not admit its liability or admits its liability but fails to diligently prosecute or settle the Claim, then the indemnified party shall have the right to defend against the Claim at the sole cost and expense of the indemnifying party, with counsel of the indemnified party's choosing, subject to the right of the indemnifying party to admit its liability and assume the defense of the Claim at any time prior to settlement or final determination thereof. If the indemnifying party has not yet admitted its liability for a Claim, the indemnified party shall send written notice to the indemnifying party of any proposed settlement and the indemnifying party shall have the option for 10 days following receipt of such notice to (i) admit in writing its liability for the Claim and (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement.

                    (v) In the case of a claim  for  indemnification  not  based upon a Claim, the indemnifying party shall have 30 days from its receipt of the Claim Notice to (i) cure the losses or damages complained of, (ii) admit its liability for such losses or damages or (iii) dispute the claim for such losses or damages. If the indemnifying party does not notify the indemnified party within such 30 day period that it has cured the losses or damages or that it disputes the claim for such losses or damages, the amount of such losses or damages shall conclusively be deemed a liability of the indemnifying party hereunder.


          (d) Any outstanding breach on or as of the Closing Date of the representations, warranties, covenants or agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement is deemed to be waived by the party entitled to the benefit thereof, upon the Closing of the transactions contemplated hereunder to the extent such breach is known to such party as acknowledged in writing. Following the Closing Date, no suit or action may be commenced for claims based on a breach of the representations, warranties, covenants or agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement that do not survive the Closing which is alleged to have occurred on or prior to the Closing Date. To the extent that Buyer has knowledge of any breach by Sellers of their representations or warranties herein prior to the execution of this Agreement, Sellers acknowledge that Buyer shall not be deemed to have waived any of its rights or remedies hereunder with respect to any such breach.

     10.2 No Reliance. Except as to the representations and warranties of Sellers expressly set forth in Article IV hereof any of the closing certificates and schedules delivered pursuant to this Agreement, Buyer has not relied upon any oral or written statements, representations, or warranties which may have been made by or on behalf of Sellers or upon any written reports, financial data, business plans, projections, forecasts or any environmental reports, audits, studies or assessments, copies of which may have been furnished to Buyer or as to which Buyer may have been provided access in connection with the transactions contemplated by this Agreement. TO THE EXTENT THAT BUYER HAS BEEN FURNISHED COPIES OF OR BEEN PROVIDED ACCESS TO ANY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT NEITHER SELLERS NOR ANY OF THEIR RESPECTIVE SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS, HAS MADE, AND HEREBY EXPRESSLY DISCLAIM, ANY REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, DATA OR MATERIALS (WHETHER WRITTEN OR ORAL) WHICH MAY HAVE BEEN FURNISHED TO BUYER OR ITS REPRESENTATIVES OR AGENTS BY OR ON BEHALF OF SELLERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally, (ii) if transmitted by fax, when confirmation of transmission is received, or (iii) if sent by registered mail, return receipt requested, or by private courier, when received; and shall be addressed as follows:

                  If to Buyer, to:
                  Seagull Energy E&P Inc.
                  1001 Fannin, Suite 1700
                  Houston, Texas 77002
                  Attention: K. R. Sanders, Vice President-Exploitation,
                              Engineering & Acquisitions

                  With a copy to:

                  Vinson & Elkins L.L.P.
                  2300 First City Tower
                  1001 Fannin
                  Houston, Texas 77002
                  Attention:  J. Mark Metts

                  If to Sellers or Sellers' Representative, to:

                  BRG Petroleum Corporation
                  7134 South Yale
                  Suite 600
                  Tulsa, Oklahoma 74136
                  Attention:  President
                  with a copy to:

                  Conner & Winters,
                  A Professional Corporation
                  3700 First Place Tower
                  15 East Fifth Street
                  Tulsa, Oklahoma  74103
                  Attention:  Lynnwood R. Moore, Jr.

or to such other address as such party may indicate by a notice delivered to the other party hereto.

     10.4 Representation of Sellers by Sellers' Representative. Each of the Sellers hereby irrevocably appoints BRG Petroleum Corporation (the "Sellers' Representative") the agent and attorney-in-fact of each of the Sellers for the purposes of acting in the name and stead of such Seller in: (i) receiving, holding and distributing the Purchase Price and paying any associated costs and expenses of the transactions hereunder required to be paid by such Seller; (ii) giving and receiving all notices permitted or required by this Agreement and acting on Sellers' behalf under Section 6.8 hereof for all purposes; (iii) delivering the certificates for the Shares endorsed by Sellers or accompanied by stock powers executed by Sellers to Buyer at Closing and any and all assignments relating thereto; (iv) agreeing with Buyer as to any amendments to this Agreement which the Sellers' Representative may deem necessary or advisable, including but not limited to the extension of time in which to consummate the transactions contemplated by this Agreement, and the waiver of any closing conditions; (v) employing legal counsel; (vi) paying any legal and any other fees and expenses incurred by the Sellers' Representative in consummating the transactions contemplated by this Agreement; and (vii) making, executing, acknowledging, and delivering all such contracts, orders, receipts, notices, requests, instructions, certificates, letters, and other writings, and in general doing all things and taking all actions which the Sellers'
Representative, in its sole discretion, may consider necessary or proper in connection with or to carry out the terms of this Agreement, as fully as if such Sellers were personally present and acting. This power of attorney and all authority conferred hereby is granted and conferred subject to the interests of the other parties to this Agreement, and in consideration of those interests and for the purpose of completing the transactions contemplated hereby, this power of attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by Sellers or by operation of law, whether by the death, incompetency or incapacity of the BRG Shareholders or 1997-I Program Participants, or any of them, or by the occurrence of any other event. If any BRG Shareholder should die or become incompetent or incapacitated, or any other event should occur before the delivery of certificates representing the Shares pursuant to this Agreement, such certificates shall be delivered by or on behalf of such BRG Shareholder in accordance with the terms and conditions of this Agreement, and all actions taken by the Sellers' Representative pursuant to this Agreement shall be as valid as if such death, incompetence, or incapacity or other event had not occurred, regardless of whether Buyer or the Sellers' Representative, or any of them, shall have received notice of such death, incompetence, incapacity, or other event.

     10.5 Successors and Assigns. Assigns

          (a) The rights of the parties under this Agreement shall not be assignable by any such parties hereto prior to the closing without the written consent of the other. Following the Closing, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include, without limitation, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 10.5(b) or any indemnified Person any right, remedy or claim under or by reason of this Agreement.

     10.6 Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of Buyer and the Sellers' Representative.

     10.7 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     10.8 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     10.9 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Sellers and Buyer.

     10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Oklahoma.

     10.11 Certain Individuals. Each of James L. Burkhart and Robert E. Gee are executing this Agreement in his individual capacity and as a trustee of a trust. All references in this Agreement to "Sellers" and to the "BRG Shareholders" shall be deemed to also include each such individual in his individual capacity to the extent that such references would be applicable to the trust on whose behalf such individual executed this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                   BUYER:

                                   SEAGULL ENERGY E&P INC.


                                   By:
                                        Barry J. Galt, Chairman of the Board



                                   SELLERS:



                                   James L. Burkhart,Individually, and as
                                   Trustee of the James L. Burkhart Living Trust dated September 17, 1997



                                   B.  J.  Reid



                                   Robert E. Gee, Individually, and as Trustee of the Gee Family Trust u/t/d 12/23/92

                                   BKM Family Limited Partnership


                                   By:
                                        Robert E. Gee, General Partner



                                   Jere Lynn Burkhart, Individually, and as
                                   Trustee of the Jere Lynn Burkhart Living
                                   Trust dtd /17/97



                                   Michael W. Burkhart



                                   J. Keith Burkhart



                                   Jamie Lynn Burkhart Hunt, by James L.
                                   Burkhart, Attorney-in-Fact



                                   James Bryan Burkhart, by James L. Burkhart,
                                   Attorney-in-Fact



                                   Matthew Michael Burkhart, by James L.
                                   Burkhart, Attorney-in-Fact



                                   Joshua Keith Hunt, by James L. Burkhart,
                                   Attorney-in-Fact

                                   John Michael Hunt, by James L. Burkhart,
                                   Attorney-in-Fact



                                   M. Faye Irwin, by James L. Burkhart,
                                   Attorney-in-Fact



                                   Boyce W. Irwin, by James L. Burkhart,
                                   Attorney-in-Fact



                                   William R. Irwin, by James L. Burkhart,
                                   Attorney-in-Fact



                                   Denise G. Irwin MacDougall, by James L.
                                   Burkhart, Attorney-in-Fact



                                   Sarah H. Marcum, by Robert E. Gee,
                                   Attorney-in-Fact



                                   Bruce C. Johnson, by Robert E. Gee,
                                   Attorney-in-Fact



                                   Meg Stuart Maloney, by Robert E. Gee,
                                   Attorney-in-Fact



                                   William L. Gee, by Robert E. Gee,
                                   Attorney-in-Fact

                                   BRG 1998 Consolidated Limited Partnership

                                   By:  BRG Petroleum, Inc., General Partner


                                   By:
                                        James L. Burkhart, President


                                   BRG 1997 Consolidated Limited Partnership

                                   By: BRG Petroleum, Inc., General Partner


                                   By:
                                       James L. Burkhart, President


                                   BRG 1996-I Oil & Gas Limited Partnership

                                   By: BRG Petroleum, Inc., General Partner


                                   By:
                                       James L. Burkhart, President


                                   BRG 1996-II Oil & Gas Income Fund Limited
                                   Partnership

                                   By:  BRG Petroleum, Inc., General Partner


                                   By:
                                        James L. Burkhart, President

                                    BRG 1993-I Oil and Gas Limited Partnership

                                    By: BRG Petroleum, Inc., General Partner


                                    By:
                                        James L. Burkhart, President


                                    BRG 1992-I Oil & Gas Income Fund
                                    Limited Partnership

                                    By:  BRG Petroleum, Inc., General Partner


                                    By:
                                         James L. Burkhart, President


                                    BRG 1990-II Oil and Gas Limited Partnership

                                    By:  BRG Petroleum, Inc., General Partner


                                    By:
                                         James L. Burkhart, President


                                    BRG 1989-II Oil & Gas Income Fund Limited
                                    Partnership

                                    By:  BRG Petroleum, Inc., General Partner


                                    By:
                                         James L. Burkhart, President


                                    Each of those Participants in the BRG 1997-I
                                    Oil and Gas Program Listed on Attachment A hereto

                                   By: BRG Petroleum, Inc., as Program
                                       Administrator

                                    By:
                                        James L. Burkhart, President


                                    SELLERS' REPRESENTATIVE:

                                    BRG PETROLEUM CORPORATION


                                    By:
                                          James L. Burkhart,
                                          Chairman of the Board

                                    EXHIBIT A
                 Form of Conveyance, Assignment and Bill of Sale